REVOLVING CREDIT AGREEMENT
Dated as of July 15, 2024
among
MATTEL, INC.
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
an L/C Issuer,
The Other L/C Issuers Party Hereto,
and
The Lenders Party Hereto
CITIBANK, N.A. and
WELLS FARGO BANK, N.A.
as Co-Syndication Agents
MIZUHO BANK, LTD.,
MUFG BANK, LTD. and
ROYAL BANK OF CANADA
as Co-Documentation Agents
and
BOFA SECURITIES, INC.,
CITIBANK, N.A. and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Bookrunners
Exhibit 10.1
Execution Version
Deal CUSIP: 577083AJ7
Facility CUSIP: 577083AK4

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6.12.Covenant to Guarantee Obligations. ..............................................................	90
6.13.Anti-Corruption Laws. ...................................................................................	90
ARTICLE VII.NEGATIVE COVENANTS ........................................................................	90
7.01.Liens. ................................................................................................................	91
7.02.Indebtedness. ...................................................................................................	93
7.03.Fundamental Changes. ....................................................................................	94
7.04.[Reserved]. .....................................................................................................	94
7.05.Financial Covenants. ........................................................................................	94
7.06.Sanctions. ........................................................................................................	95
7.07.Anti-Corruption Laws. ...................................................................................	95
ARTICLE VIII.EVENTS OF DEFAULT AND REMEDIES ..............................................	95
8.01.Events of Default. ............................................................................................	95
8.02.Remedies Upon Event of Default. ...................................................................	97
8.03.Application of Funds. ......................................................................................	98
ARTICLE IX.AGENT ........................................................................................................	99
9.01.Appointment and Authority. ............................................................................	99
9.02.Rights as a Lender. ...........................................................................................	99
9.03.Exculpatory Provisions. ..................................................................................	99
9.04.Reliance by Administrative Agent. ..................................................................	100
9.05.Delegation of Duties. .......................................................................................	101
9.06.Resignation of Administrative Agent. ..............................................................	101
9.07.Non-Reliance on Administrative Agent, the Lead Arrangers and Other Lenders. ............................................................................................................	103
9.08.No Other Duties, Etc. .......................................................................................	104
9.09.Administrative Agent May File Proofs of Claim. ...........................................	104
9.10.Guaranty Matters. ............................................................................................	104

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9.11.Certain ERISA Matters. ...................................................................................	105
9.12.Recovery of Erroneous Payments. ..................................................................	106
ARTICLE X.MISCELLANEOUS ....................................................................................	107
10.01.Amendments, Etc. ..........................................................................................	107
10.02.Notices; Effectiveness; Electronic Communication. ........................................	108
10.03.No Waiver; Cumulative Remedies; Enforcement. ..........................................	110
10.04.Expenses; Indemnity; Damage Waiver. ...........................................................	111
10.05.Payments Set Aside. .........................................................................................	113
10.06.Successors and Assigns. ...................................................................................	114
10.07.Treatment of Certain Information; Confidentiality. .........................................	120
10.08.Right of Setoff. ................................................................................................	122
10.09.Interest Rate Limitation. ...................................................................................	122
10.10.Integration; Effectiveness. ..............................................................................	122
10.11.Survival of Representations and Warranties. ..................................................	123
10.12.Severability. .....................................................................................................	123
10.13.Replacement of Lenders. ..................................................................................	123
10.14.Governing Law; Jurisdiction; Etc. ....................................................................	124
10.15.Waiver of Jury Trial. .......................................................................................	125
10.16.No Advisory or Fiduciary Responsibility. .....................................................	126
10.17.Electronic Execution; Electronic Records; Counterparts. ................................	127
10.18.USA PATRIOT Act Notice. ............................................................................	128
10.19.Judgment Currency. .........................................................................................	128
10.20.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. .....................................................................................................	129
10.21.Acknowledgement Regarding Any Supported QFCs. ...................................	129

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SCHEDULES
1.01Existing Letters of Credit
1.03Indicative Terms of Permitted Receivables Transactions
2.01ACommitments and Applicable Percentages
2.01BLetter of Credit Commitments
5.06(b)Litigation
5.08Ownership of Property; Liens
5.09Environmental Matters
5.10Taxes
5.12Significant Subsidiaries
10.02Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
ACommitted Loan Notice
BSwing Line Loan Notice
C-1Note
C-2Swing Line Note
DCompliance Certificate
EAssignment and Assumption
GSubsidiary Guaranty
HForms of U.S. Tax Compliance Certificates
ISolvency Certificate
JSupplement
vi
REVOLVING CREDIT AGREEMENT
This REVOLVING CREDIT AGREEMENT (“Agreement”) is entered into as of July 15,
2024, among MATTEL, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF
AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other
L/C Issuers from time to time party hereto.
WHEREAS, the Lenders are willing to make loans and other extensions of credit to the
Borrower on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Additional Commitment Lender” has the meaning specified in Section 2.20(d).
“Additional Lender” has the meaning specified in Section 2.16.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative
Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative
Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK
Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders (including any
Defaulting Lenders).
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Alternative Currency” means (1) with respect to Loans, each of Canadian Dollars, Euro,
Japanese Yen and Sterling and (2) with respect to Letters of Credit, Euro and any other Eligible
Currency that is approved by the Administrative Agent and the applicable L/C Issuer. Any specified currency of an Existing Letter of Credit that is neither Dollars nor Euro shall be deemed an Alternative Currency with respect to such Existing Letter of Credit (and amendment or extension thereof).
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit
Extension denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Daily Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”.  All Alternative Currency
Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, by reference to
Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00
a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative
Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the
case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an
Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any
Credit Extension:
(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered
Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the
Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)denominated in Canadian Dollars, the rate per annum equal to the forward-
looking term rate based on CORRA (“Term CORRA”, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), in such case, the “Term CORRA
Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the
Term CORRA Adjustment for such Interest Period;
(c)denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank
Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the

Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.”  All Alternative Currency
Term Rate Loans must be denominated in an Alternative Currency.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any
Governmental Authority having jurisdiction over the Administrative Agent or the SOFR
Administrator with respect to its publication of SOFR, in each case acting in such capacity and
(b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the
Administrative Agent or such administrator with respect to its publication of the applicable
Relevant Rate, in each case acting in such capacity.
“Applicable Percentage” means with respect to any Lender at any time, the percentage
(carried out to the ninth decimal place) of the Aggregate Commitments represented by such
Lender’s Commitment at such time, subject to adjustment as provided in Section 2.19.  If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C
Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate
Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating (S&P/ Moody’s)	Commitment Fee	Term SOFR Loans, Alternative Currency Loans and Letters of Credit	Base Rate Loans
I	≥ A-/A3	0.085%	0.875%	0.000%
II	BBB+/Baa1	0.100%	1.000%	0.000%
III	BBB/Baa2	0.125%	1.125%	0.125%
IV	BBB-/Baa3	0.150%	1.250%	0.250%
V	≤ BB+/Ba1	0.200%	1.375%	0.375%
As used herein, “Debt Rating” means, as of any date of determination, (i) as determined by
Moody’s, the Borrower’s corporate family rating (or at any time when there is no corporate family rating then in effect, the better of the Borrower’s senior unsecured debt rating and the rating of the Borrower’s guaranteed senior unsecured bonds (if any)) and (ii) as determined by

S&P, the better of the Borrower’s long term issuer credit rating and the rating of the Borrower’s guaranteed senior unsecured notes (if any), (each of clauses (i) and (ii), a “Debt Rating” and, collectively, the “Debt Ratings”); provided that, in the case of split ratings the higher rating (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being the lowest) will apply, unless the split in such Debt Ratings is more than one Pricing Level apart, in which case the rating that is one Pricing Level lower than the higher rating will apply;
(d) if only one Debt Rating is available, the Pricing Level of such Debt Rating shall apply; and
(e) if the Borrower does not have any Debt Rating, Pricing Level V shall apply.
Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(v).  Thereafter, each change in the Applicable
Rate resulting from a change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the earlier of the date of the public announcement thereof or delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section
6.03(c) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the earlier of the date of the public announcement thereof or delivery by the Borrower to the Administrative Agent of notice thereof and ending on the date immediately preceding the effective date of the next such change.
If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Time” means, with respect to any borrowings and payments in any
Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined in good faith by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b)
an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a
Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a
Lender and an Eligible Assignee (with the consent of any party whose consent is required by
Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit
E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and the Borrower.
“Audited Financial Statements” means the audited consolidated balance sheet of the
Borrower and its Subsidiaries for the fiscal year ended December 31, 2023, and the related consolidated statements of operations, comprehensive earnings (or loss), stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to
Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing
Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the
European Union, the implementing law, rule, regulation or requirement for such EEA Member
Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b)
with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as
amended from time to time) and any other law, regulation or rule applicable in the United
Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by
Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d)
above and shall be determined without reference to clause (c) above.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base
Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or
(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 10.21.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;
(b)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the
United Kingdom;  and (ii) Japanese Yen, means a day other than when banks are closed for general business in Japan;
(c)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Sterling or Japanese Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and
(d)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Dollars” and “C$” means the lawful currency of Canada.
“Capitalized Leases” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease; provided, however, that any lease that was accounted for by the Borrower as an operating lease as of the Effective
Date and any similar lease entered into after the Effective Date shall be accounted for as an operating lease and not a Capitalized Lease for all purposes under this Agreement.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative
Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C
Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CFC” shall mean any Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means, as to any Lender, the occurrence, after the date of this
Agreement (or, if later, the date such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty applicable to such Lender, (b) any change in any law, rule, regulation or treaty applicable to such Lender or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive applicable to such Lender
(whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and
Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and applicable to such Lender, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the
United States or foreign regulatory authorities, in each case pursuant to Basel III, and applicable to such Lender, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in
Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) (or individuals previously approved under this clause (iii)) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c)
purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule
2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this
Agreement.
“Commitment Fee” has the meaning specified in Section 2.10(a).
“Committed Borrowing” means a borrowing consisting of simultaneous Committed
Loans of the same Type, in the same currency and, in the case of Term SOFR Loans and
Alternative Currency Term Rate Loans, having the same Interest Period made by each of the
Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term SOFR
Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the
Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Competitor” shall mean any entity identified by name as a “Competitor” by the
Borrower to the Administrative Agent in writing (a) on or prior to the Effective Date and
(b) following the Effective Date with the consent of the Administrative Agent in its sole discretion, or, in each case, any other entity identifiable as an Affiliate thereof by name;
provided, that (x) so long as no Event of Default has occurred or is continuing, the consent of the
Administrative Agent shall not be required for the addition of Competitors and (y) no updates shall be deemed to retroactively disqualify any parties that have previously acquired an assignment on the terms set forth herein; provided, further, that the Administrative Agent shall provide the list of Competitors, if any, to any Lender upon request.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, SONIA, EURIBOR, CORRA, Term CORRA or TIBOR or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SONIA”,
“EURIBOR”, “CORRA”, “Term CORRA”, “TIBOR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of
“Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the
Borrower is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits
Taxes.
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period before (i)
special items, (ii) minority interest and (iii) gains on reacquisition of debt, in each case for such period, plus (b) to the extent deducted in determining Consolidated Net Income, (i) income taxes accrued for such period, plus (ii) interest accrued for such period, excluding capitalized interest and without regard to interest income, plus (iii) depreciation and amortization for such period, plus (iv) non-cash share based compensation expense and other non-cash charges for such period, plus (v) other extraordinary, unusual, non-recurring or one-time cash expenses, losses and charges, including restructuring, merger and integration charges, for such period not to exceed (X) an aggregate amount equal to $275,000,000 from the Effective Date through the
Maturity Date and (Y) an aggregate amount equal to $150,000,000 for any Measurement Period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Total Interest Expense, in each case for the most recently completed Measurement Period.
“Consolidated Net Income” means the net income (or loss) of the Borrower and its
Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.
“Consolidated Net Worth” means an amount equal to (a) the total assets of the Borrower and its Subsidiaries on a consolidated basis minus (b) the total liabilities of the Borrower and its
Subsidiaries on a consolidated basis, determined in accordance with GAAP.

“Consolidated Total Funded Debt” means, as of any date of determination, with respect to the Borrower and its Subsidiaries, the amount equal to, without duplication, (a) the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, in respect of (i) debt for borrowed money or debt evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) the deferred purchase price of assets (other than (x)
trade payables or accrued liabilities incurred in the ordinary course of business and (y) earnout obligations in respect of assets or businesses acquired prior to the Effective Date), (iii) Capitalized
Leases, and (iv) all obligations constituting reimbursement obligations of such Person with respect to drawn letters of credit and bankers’ acceptances issued for the account of the Borrower or any of its Subsidiaries, plus (b) the aggregate amount of Indebtedness of the type referred to in clause (a) of another Person (other than the Borrower or a Subsidiary thereof) guaranteed by the
Borrower or any of its Subsidiaries.  The “amount” or “principal amount” of Consolidated Total
Funded Debt shall be determined in accordance with the last sentence of the definition of
“Indebtedness”.
“Consolidated Total Interest Expense” means, for any period, the aggregate amount of interest expense of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.
“Consolidated Total Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of Consolidated Total Funded Debt as of such day to Consolidated EBITDA for the
Measurement Period then ended.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other undertaking to which such
Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by Bank of Canada (or any successor administrator).
“Covered Entity” has the meaning specified in Section 10.21.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit
Extension.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the
United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to 2.0% plus the rate that otherwise would be applicable (or if no rate is applicable, the Base Rate plus 2.0% per annum).
“Default Right” has the meaning specified in Section 10.21.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to
(i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the
Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii)
pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in
Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in
writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the
Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the
Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor
Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In
Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a
Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such

Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line
Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea,
Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s
Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia regions of
Ukraine).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the
“Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an
Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable)
by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion.  Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA

Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b)
of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union,
Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date on which all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 10.01.
“Electronic Copy” shall have the meaning specified in Section 10.17.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under
Section 10.06(b)(iii)); provided that in no event shall a Competitor or natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons) be an Eligible Assignee.
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the applicable L/C Issuer in such market and as to which a Dollar Equivalent may be readily calculated.  If, after the designation by the applicable L/C Issuer of any currency as an
Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Effective Date, after the Effective Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the applicable L/C Issuer, (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency or (c) providing such currency is impracticable for the L/C Issuer (each of clauses (a), (b) and (c) a “Disqualifying Event”), then the
Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s)
no longer exist(s).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders or decrees relating to pollution and the protection of the environment or the generation, use, handling, transportation, storage, treatment, disposal, release or threatened release into the environment of, or exposure to, any Hazardous
Materials, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous
Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any
Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement (other than liabilities with respect to insurance premiums) pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of
(or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section
4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of
Sections 4203 and 4205 of ERISA) by any Loan Party or any ERISA Affiliate from a
Multiemployer Plan or receipt by any Loan Party or any ERISA Affiliate of notification that a
Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA; (d) the filing of a notice by the plan administrator of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the
PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA; (f) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430(i) and 432 of the Code or
Sections 303(i) and 305 of ERISA; or (h) the imposition of any liability under Title IV of
ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any
Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) of such Recipient, franchise or capital Taxes imposed on such Recipient in lieu of net income Taxes, and branch profits Taxes of such Recipient, in each case, (i) imposed as a result of such Recipient (or, in the case of a pass-
through entity, any of its beneficial owners) being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,
(b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section
10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Revolving Credit Agreement dated as of
September 15, 2022 among Mattel, Inc., the lenders from time to time party thereto and Bank of
America, N.A., as administrative agent.
“Existing Letters of Credit” means those letters of credit listed on Schedule 1.01.
“Existing Maturity Date” has the meaning specified in Section 2.20(a).
“Extending Lender” has the meaning specified in Section 2.20(e).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this
Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal
Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the
Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means that certain letter agreement, relating to the revolving credit facility hereunder, dated as of June 17, 2024, among the Borrower, the Administrative Agent and BofA
Securities, Inc.
“Foreign Benefit Plan Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from any applicable Governmental
Authority or (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments.
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer).  For purposes of this definition, the United States, each
State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Pension Plan” means any defined benefit plan sponsored, maintained or contributed to by any Loan Party that is not subject to applicable law of the United States and under applicable law outside of the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental
Authority.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United
States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C
Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s
Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such
Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“FSHCO” shall mean any Subsidiary of the Borrower that owns no material assets other than the Equity Interests of (a) one or more CFCs or (b) other such Subsidiaries that own no material assets other than the Equity Interests of CFCs.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States consistent with the opinions and pronouncements of the Accounting Principles Board and the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial
Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and
any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.06(g).
“Guarantee” has the meaning specified in the definition of “Indebtedness”.
“Guaranties” or “Guaranty” means any Subsidiary Guaranty.
“Guarantor” means each Subsidiary Guarantor.
“Hazardous Materials” means all explosive or radioactive substances or wastes regulated pursuant to any Environmental Law and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any
Environmental Law.
“Indebtedness” as applied to any Person, means, without duplication:
(a)every obligation of such Person to repay money borrowed,
(b)every obligation of such Person for principal evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
(c)every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,
(d)every obligation of such Person issued or assumed to pay the deferred purchase price of property or services (including securities repurchase agreements but excluding (i) trade accounts payable or accrued liabilities arising in the ordinary course of business and (ii) earnout obligations in respect of assets or businesses acquired prior to the Effective Date),
(e)every obligation of such Person under any Capitalized Lease,
(f)every obligation of such Person under any Synthetic Lease Obligation,

(g)Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,
(h)every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (h) (the “primary obligation”) of another Person (the
“primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any such obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation (each, a “Guarantee”).
The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (x) any Capitalized Lease shall be the discounted aggregate rental obligations under such Capitalized Lease required to be capitalized on the balance sheet of the lessee in accordance with GAAP, and (y) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any
Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes, other than Excluded Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Base Rate Loan (including a Swing Line
Loan), the fourth Business Day after the last calendar day of each March, June, September and
December of each calendar year, and on the Maturity Date, (b) as to any Alternative Currency
Daily Rate Loan, the fourth Business Day after the last calendar day of each March, June,
September and December of each calendar year, and on the Maturity Date and (c) as to any Term
SOFR Loan or any Alternative Currency Term Rate Loan, the fourth Business Day after the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be
Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan and each Alternative Currency
Term Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan and ending on the date one, three or (other than with respect to Term CORRA Rate Loans) six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Committed Loan Notice; provided that:
(i)any Interest Period that would otherwise end on a day that is not a
Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period pertaining to a Term SOFR Loan or an Alternative
Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce
Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit
Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower (or any Subsidiary) or in favor of any L/C Issuer and relating to such Letter of
Credit.
“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any
Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.  All L/C
Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed
Borrowing.  All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C
Issuer to issue Letters of Credit hereunder.  The initial amount of each L/C Issuer’s L/C
Commitment is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective
Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register
maintained by the Administrative Agent.  The Letter of Credit Commitment of an L/C Issuer
may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of
Credit.
“L/C Issuer” means each of Bank of America, Citibank, N.A. and Wells Fargo Bank,
N.A., in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of
Credit hereunder.  Any L/C Issuer may, in its discretion, arrange for one or more Letters of
Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all
Unreimbursed Amounts, including all L/C Borrowings.  The L/C Obligations of any Lender at
any time shall be its Applicable Percentage of the total L/C Obligations at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or
Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be
“outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C
Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lead Arrangers” means, collectively, BofA Securities, Inc., Citibank, N.A. and Wells
Fargo Securities, LLC, each in its capacity as co-lead arranger and co-book runner.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the
Swing Line Lender and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire as provided to the Borrower, or such other office or offices as a Lender may from time to time notify the Borrower and the
Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby or commercial letter of credit issued hereunder, including the Existing Letters of Credit.  Letters of Credit may be issued in Dollars or an
Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C
Issuer.
“Letter of Credit Fee” has the meaning specified in Section 2.04(j).
“Letter of Credit Sublimit” means an amount equal to $75,000,000.  The Letter of Credit
Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien
(statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Note, any Guaranties, the Fee Letter and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of
Section 2.18 of this Agreement and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or of any other Loan Document.
“Loan Parties” means, collectively, the Borrower and each Guarantor (if any).
“Material Acquisition” means any acquisition (in one transaction or a series of transactions, and including (x) by means of the purchase or other acquisition of assets and/or
Equity Interests or (y) as the result of a merger, consolidation or amalgamation) with an aggregate cash or cash equivalent consideration of greater than or equal to $500,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Documents, or of the ability of any Loan Party to perform its Obligations under any
Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means the later to occur of (a) July 15, 2029, and (b) if maturity is extended pursuant to Section 2.20, such extended maturity date as determined thereunder;
provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements have been delivered or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to the Fronting Exposure of the L/
C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to
Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.18(a)(i), (a)(ii) or (a)(iii), an amount equal to the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any “employee benefit plan” (as defined in Section 3(3) of
ERISA) of the type defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any
ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means an “employee benefit plan” (as defined in Section 3(3)
of ERISA) which has two or more contributing sponsors (including any Loan Party or any
ERISA Affiliate) at least two of whom are not under common control, as defined in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning specified in Section 2.20(b).
“Non-Priority Indebtedness” means Indebtedness which (a) is not senior to the
Obligations, (b) does not have any priority of payment over the Obligations and (c) is not secured by Liens on any of the Borrower’s or any Subsidiary’s assets.  For the avoidance of doubt, as of the Effective Date, “Non-Priority Indebtedness” includes the Senior Unsecured Notes.
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing
Loans made by such Lender to the Borrower, substantially in the form of Exhibit C-1 or Exhibit
C-2, as applicable.

“Notice Date” has the meaning specified in Section 2.20(b).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any
Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any
Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the foregoing, the Obligations include the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document.
“OFAC” means the Office of Foreign Assets Control of the United States Department of
the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental
Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any
Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are
Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).
“Outstanding Amount” means (i) with respect to Committed Loans on any date, the
Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such
Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in
Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the
Administrative Agent, the L/C Issuers, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the
Administrative Agent or the L/C Issuers, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European
Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any employee pension benefit plan (other than a Multiemployer
Plan), including a Multiple Employer Plan, that is maintained or contributed to by any Loan
Party or any ERISA Affiliate or with respect to which any Loan Party or any ERISA Affiliate has any liability and is subject to Title IV of ERISA or the minimum funding standards under
Section 412 of the Code.
“Permitted Receivables Securitization Facility” means any transaction or series of related transactions providing for the financing of any Receivables for a Receivables Subsidiary;
provided that any such transaction shall be consummated on terms that include terms substantially as described on Schedule 1.03 or as the Required Lenders may otherwise consent, such consent not to be unreasonably withheld.
“Permitted Refinancing” has the meaning specified in Section 7.02(d).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
“pro forma effect” means, with respect to compliance with any test or covenant for any period (including any Measurement Period) hereunder, compliance with such test or covenant after giving effect to (x) any acquisition or Disposition of a subsidiary, product line or business unit, (y) any related incurrence or repayment of Indebtedness and (z) any other transaction specifically required to be given pro forma effect thereto, in each case, to the extent that such transaction or series of related transactions involves aggregate consideration or is reasonably expected to result in a contribution to Consolidated EBITDA in excess of $50,000,000, giving effect to increases or (as the case may be) decreases in Consolidated EBITDA based on the historical financial results of such Disposed or acquired entity, and using, for purposes of determining such compliance with respect to the Borrower and its Subsidiaries, the consolidated financial statements of the Borrower and its Subsidiaries as if (x) such transaction(s) had been consummated at the commencement of such period and (y) any such repayment, redemption, repurchase, retirement or extinguishment of Indebtedness had been consummated as of the last day of such period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of
Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning specified in Section 10.21.
“QFC Credit Support” has the meaning specified in Section 10.21.
“Quarterly Financial Statements” means the unaudited consolidated balance sheet of the
Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2024, and the related consolidated statements of operations, comprehensive earnings (or loss), stockholders’ equity and cash flows for such fiscal quarter of the Borrower and its Subsidiaries.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Receivables” means all accounts and accounts receivable of the Borrower or any of its
Subsidiaries, including, without limitation, any accounts and accounts receivable constituting or evidenced by chattel paper, instruments or general intangibles, all unpaid rights of such Person
(including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, all proceeds thereof and rights (contractual and other) and collateral for such accounts and accounts receivable, and all insurance policies or rights relating to any of the foregoing.  Notwithstanding the foregoing, Receivables shall not include any rights or interests in intellectual property of the Borrower or any of its Subsidiaries.
“Receivables Subsidiary” means any special purpose, bankruptcy-remote corporation, limited liability company, trust or other entity established and majority owned by the Borrower or a Subsidiary that purchases, receives contributions of, or receives financing secured by,
Receivables generated by the Borrower or any of its Subsidiaries.
“Recipient” means the Administrative Agent, any Lender, each L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Obligations” of a Person means all sales with recourse by such Person of (i)
accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables
(collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith.  The outstanding amount of any Recourse Obligation shall be the portion of the principal investment of the purchaser thereof (other than the Borrower or a Subsidiary) as to which recourse to such Person exists, in any event excluding amounts representative of yield and interest earned on such investment.
“Register” has the meaning specified in Section 10.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars,
Term SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, (d) Canadian Dollars, the Term
CORRA Rate and (e) Japanese Yen, TIBOR, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit
Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing
Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit
Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this computation).  The Total Credit Exposure of, and Total Outstandings held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time;
provided that, the amount of any participation in any Swing Line Loan and Unreimbursed
Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line
Lender or the applicable L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning as specified in Section 2.13(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK
Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, chief operating officer, president, chief legal officer, chief financial officer, executive vice president, senior vice president, treasurer, assistant treasurer, assistant general counsel or controller of a Loan Party, (b)
solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan
Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revaluation Date” means (a) with respect to any Committed Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) with respect to an
Alternative Currency Daily Rate Loan, the last calendar day of each March, June, September and
December of each calendar year, (iii) each date of a continuation of an Alternative Currency
Term Rate Loan pursuant to Section 2.02, and (iii) such additional prospective dates as the
Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency
(in the case of an amendment, to the extent that such amendment has the effect of increasing the amount thereof), (ii) each date of any payment by the applicable L/C Issuer under any Letter of
Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Effective Date, and (iv) such additional prospective dates as the Administrative Agent or the applicable L/C Issuer shall reasonably determine or the
Required Lenders shall reasonably require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global
Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an
Alternative Currency, same day or other funds as may be determined in good faith by the
Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctions” means economic or financial sanctions administered or enforced by the
United States Government (including, without limitation, OFAC), the European Union, His
Majesty’s Treasury (“HMT”), the Government of Canada, or the United Nations Security
Council.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority
succeeding to any of its principal functions.
“Senior Unsecured 2010 Note Documents” shall mean (a) the Senior Unsecured 2010
Notes, the Senior Unsecured 2010 Note Indenture and all other documents relating to, evidencing or governing the Senior Unsecured 2010 Notes or the obligations thereunder and (b) such agreements with respect to any Permitted Refinancing thereof.
“Senior Unsecured 2010 Note Indenture” shall mean the Indenture, dated as of
September 23, 2010, between the Borrower and Union Bank, N.A., as trustee (or any successor thereto as trustee, including, for the avoidance of doubt, U.S. Bank National Association), or such other agreement as may govern any Permitted Refinancing thereof.
“Senior Unsecured 2010 Notes” shall mean the notes that may be issued pursuant to the
Senior Unsecured 2010 Note Indenture.
“Senior Unsecured 2019 Note Documents” shall mean (a) the Senior Unsecured 2019
Notes, the Senior Unsecured 2019 Note Indenture and all other documents relating to, evidencing or governing the Senior Unsecured 2019 Notes or the obligations thereunder and (b) such agreements with respect to any Permitted Refinancing thereof.
“Senior Unsecured 2019 Note Indenture” shall mean the Indenture, dated as of
November 20, 2019, by and between the Borrower and the Senior Unsecured 2019 Note Trustee
or such other agreement as may govern any Permitted Refinancing thereof.
“Senior Unsecured 2019 Notes” shall mean the notes that may be issued pursuant to the
Senior Unsecured 2019 Note Indenture.
“Senior Unsecured 2019 Note Trustee” shall mean MUFG Union Bank, N.A., as trustee
(or any successor thereto as trustee, including, for the avoidance of doubt, U.S. Bank National
Association).
“Senior Unsecured 2021 Note Documents” shall mean (a) the Senior Unsecured 2021
Notes, the Senior Unsecured 2021 Note Indentures and all other documents relating to, evidencing or governing any Senior Unsecured 2021 Notes or the obligations thereunder and
(b) such agreements with respect to any Permitted Refinancing thereof.
“Senior Unsecured 2021 Note Indentures” shall mean, collectively, each Indenture, dated as of March 19, 2021, by and between the Borrower and the Senior Unsecured 2021 Note
Trustee or such other agreements as may govern any Permitted Refinancing thereof.
“Senior Unsecured 2021 Notes” shall mean the notes that may be issued pursuant to any
Senior Unsecured 2021 Note Indenture.
“Senior Unsecured 2021 Note Trustee” shall mean U.S. Bank National Association, as trustee.

“Senior Unsecured Note Documents” shall mean the Senior Unsecured 2010 Note
Documents, the Senior Unsecured 2019 Note Documents and the Senior Unsecured 2021 Note
Documents.
“Senior Unsecured Note Indentures” shall mean the Senior Unsecured 2010 Note
Indenture, the Senior Unsecured 2019 Note Indenture and the Senior Unsecured 2021 Note
Indentures.
“Senior Unsecured Notes” shall mean the Senior Unsecured 2010 Notes, the Senior
Unsecured 2019 Notes and the Senior Unsecured 2021 Notes.
“Significant Guaranteed Indebtedness” means any Indebtedness of the Borrower in an aggregate principal or committed amount equal to or greater than $50,000,000.
“Significant Subsidiary” means any Subsidiary of the Borrower (other than any
Receivables Subsidiary), which, either alone or together with the Subsidiaries of such Subsidiary, meets either of the following conditions:
(a)the investments of the Borrower and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceed 10% of the book value of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the Borrower’s most recent Measurement Period, or
(b)the equity of the Borrower and its Subsidiaries in the revenues of the Subsidiary in question exceeds 10% of the revenues from continuing operations of the Borrower and its
Subsidiaries on a consolidated basis for the Borrower’s most recent Measurement Period;
provided that; if (x) the investments of the Borrower and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Significant Subsidiaries in the aggregate does not equal or exceed 90% of the book value of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the Borrower’s most recent Measurement Period or (y)
the equity of the Borrower and its Subsidiaries in the revenues of the Significant Subsidiaries in the aggregate does not equal or exceed 90% of the revenues from continuing operations of the
Borrower and its Subsidiaries on a consolidated basis for the Borrower’s most recent
Measurement Period, then the Borrower shall designate additional Significant Subsidiaries such that (x) the investments of the Borrower and its Subsidiaries in, or their proportionate share
(based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Significant Subsidiaries in the aggregate does equal or exceed 90% of the book value of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the Borrower’s most recent Measurement Period and (y) the equity of the
Borrower and its Subsidiaries in the revenues of the Significant Subsidiaries in the aggregate does equal or exceed 90% of the revenues from continuing operations of the Borrower and its
Subsidiaries on a consolidated basis for the Borrower’s most recent Measurement Period.
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR
Administrator.

“SOFR Adjustment” means 0.10% (10 basis points).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal
Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“SONIA” means, with respect to any applicable determination date, the Sterling
Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time);
provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SPC” has the meaning specified in Section 10.06(g).
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means any Domestic Subsidiary of the Borrower that executes and delivers a Subsidiary Guaranty or Subsidiary Guaranty Supplement from time to time pursuant to Section 6.12, unless any such Subsidiary has ceased to be a Guarantor pursuant to the terms hereof.
“Subsidiary Guaranty” means a Subsidiary Guaranty made by one or more Subsidiary
Guarantors in favor of the Administrative Agent, for the benefit of the Lender Parties, substantially in the form of Exhibit G, together with each Subsidiary Guaranty Supplement delivered pursuant to Section 6.12.
“Subsidiary Guaranty Supplement” has the meaning specified in the Subsidiary Guaranty.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Supported QFC” has the meaning specified in Section 10.21.
“Swap Contract” means any agreement or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.
“Swing Line” means the revolving credit facility made available by the Swing Line
Lender pursuant to Section 2.05.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section
2.05.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line
Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to
Section 2.05(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b)
the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the
Aggregate Commitments.
“Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such
Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Synthetic Lease Obligation” means the monetary obligation of a Person under a
Synthetic Lease.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative
Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, or fees or other charges related thereto imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term CORRA” has the meaning specified in the definition of “Alternative Currency
Term Rate”.

“Term CORRA Adjustment” means 0.29547% (29.547 basis points) for an Interest
Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Term CORRA Loan” means a Committed Loan that bears interest at a rate based on clause (b) of the definition of Alternative Currency Term Rate.
“Term CORRA Rate” has the meaning specified in the definition of “Alternative
Currency Term Rate”.
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus 0.10%;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions
(a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause
(a) of the definition of Term SOFR.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by
CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $100,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C
Obligations.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a
Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term
Rate Loan.

“UCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of any requirement of law, the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York governs, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International
Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom
Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority,
which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess (if any) of a Pension Plan’s “ funding target” (as such term is defined in Section 430 of the Code), over such Pension Plan’s “ value of plan assets” (as such term is defined in Section 430 of the Code), determined as of the valuation date of the most recent actuarial valuation of such Pension Plan in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(f).  Upon an L/C
Borrowing, the Unreimbursed Amount that is covered by such L/C Borrowing shall be deemed to be represented by, and not in addition to, such L/C Borrowing.
“U.S. Government Securities Business Day” means any Business Day, except any
Business Day on which any of the Securities Industry and Financial Markets Association, the
New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the
State of New York, as applicable.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30)
of the Code.
“Withholding Agent” means the Borrower or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution
Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-

down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the
Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK
Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that
Bail-In Legislation that are related to or ancillary to any of those powers.
1.02.Other Interpretive Provisions.  With reference to this Agreement and each other
Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and
“including” shall be deemed to be followed by the phrase “without limitation.”  The word “will”
shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any express restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any
Person shall be construed to include such Person’s successors and assigns, (iii) the words
“hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any
Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections,
Exhibits and Schedules unless otherwise specified shall be construed to refer to Articles and
Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear,
(v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all applicable tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger,

transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a
Person or entity).
1.03.Accounting Terms.
(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.01 or, prior to such delivery, the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the
Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required
Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided further that such reconciliation shall be required to be provided only for the four fiscal quarters following such change.  Without limiting the foregoing, including for the purpose of calculating the
Consolidated Total Leverage Ratio, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements (i.e. without giving effect to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842)) for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. For the avoidance of doubt, changes in GAAP shall include both changes adopted after the date hereof and changes adopted prior to the date hereof and first made effective as to the
Loan Parties after the date hereof.
1.04.Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05.Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next
Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or such L/
C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an
Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such
Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
1.06.[Reserved].
1.07.Change of Currency.
(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall be redenominated into Euro at the time of such adoption.
If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current
Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time reasonably specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time reasonably specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09.Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a
Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of
Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10.Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The
Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01.Committed Loans. Subject to the terms and conditions set forth herein, each
Lender hereby severally agrees to make loans (each such loan, a “Committed Loan”) to the
Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business
Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any
Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s
Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section
2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans, Term
SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans,
as further provided herein.
2.02.Borrowings, Conversions and Continuations of Committed Loans.

(a)Each Committed Borrowing, each conversion of Committed Loans from one
Type to the other, and each continuation of a Term SOFR Loan or an Alternative Currency Term
Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a
Committed Loan Notice.  Each such Committed Loan Notice must be received by the
Administrative Agent not later than (i) in the case of Term SOFR Loans, 1:00 p.m. two Business
Days prior to the requested date of any Borrowing of, or conversion to Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, (ii) in the case of Alternative Currency
Loans, 1:00 p.m.  three Business Days prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation, and (iii) 1:00 p.m. on the requested date of any Borrowing of Base Rate Committed Loans.  Each Borrowing of,
conversion to or continuation of Term SOFR Loans and Alternative Currency Loans shall be in an amount not less than the principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof.  Except as provided in
Sections 2.04(c) and 2.05(c), each Committed Borrowing of or conversion to Base Rate
Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the
requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed
Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed.  If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed
Loans so requested shall be made in Dollars.  If the Borrower fails to specify a Type of
Committed Loan in a Committed Loan Notice, then the applicable Committed Loans shall be made as Base Rate Loans.  If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, a
Borrowing of Term SOFR Loans with an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such
Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Except as provided pursuant to Section 3.03, no
Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate
Loans, in each case as described in the preceding subsection.  In the case of a Committed
Borrowing, each Lender shall make the amount of its Committed Loan available to the
Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 3:00 p.m. in the case of any Committed Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any
Committed Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice.  Subject to satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i)
crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to
(and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in
Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Loan or an Alternative
Currency Term Rate Loan may be continued or converted only on the last day of an Interest
Period for such Term SOFR Loan or Alternative Currency Term Rate Loan.  During the
existence of a Default, no Committed Loans may be requested as, or converted to Alternative
Currency Daily Rate Loans or converted to or continued as Term SOFR Loans or Alternative
Currency Term Rate Loans, as applicable, without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or Alternative Currency
Term Rate Loans upon determination of such interest rate.
(e)After giving effect to all Committed Borrowings, all conversions of Committed
Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to Committed Loans.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative
Agent, and such Lender.
(g)With respect to SOFR or Term SOFR or any Alternative Currency Daily Rate, the
Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03.[Intentionally Omitted].
2.04.Letters of Credit.
(a)General.  Subject to the terms and conditions set forth herein, in addition to the
Committed Loans provided for in Section 2.01, the Borrower may request any L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.04, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or an
Alternative Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such L/C Issuer in its reasonable determination.
Letters of Credit issued hereunder shall constitute utilization of the Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.  To
request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 2:00 p.m. at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business
Day), the date on which such Letter of Credit is to expire (which shall comply with Section
2.04(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit.  If requested by the applicable L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this
Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this
Agreement shall control.
If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an
“Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period
(commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-
month period to be agreed upon by the Borrower and the applicable L/C Issuer at the time such
Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to
Section 2.04(d); provided, that such L/C Issuer shall not (i) permit any such extension if (A) such
L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the
Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the
Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment.  A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the Outstanding Amount of the L/C
Obligations shall not exceed the Letter of Credit Sublimit, (iii) the Revolving Credit Exposure of
any Lender shall not exceed its Commitment and (iv) the total Revolving Credit Exposures shall not exceed the total Commitments; provided that Citibank, N.A. shall not be required to issue commercial Letters of Credit without its prior written consent.
(i)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any
Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/
C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more
Laws or policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such
L/C Issuer, the Letter of Credit is in an initial stated amount less than $10,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby
Letter of Credit; or
(D)any Lender is at that time a Defaulting Lender, unless such L/C
Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such
Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential
Fronting Exposure, as it may elect in its sole discretion.
(ii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date.  Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of
Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and
(ii) the date that is five Business Days prior to the Maturity Date.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of
Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this
Section 2.04(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
(ii)In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in
Dollars, for account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer (expressed in Dollars in the amount of the
Dollar Equivalent thereof)  not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section 2.04(f)
until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender
(and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the
Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Lenders.  Promptly following receipt by the
Administrative Agent of any payment from the Borrower pursuant to Section 2.04(f), the
Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Lenders have made payments pursuant to this Section 2.04(e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear.
Any payment made by a Lender pursuant to this Section 2.04(e) to reimburse an L/C
Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the
Borrower of its obligation to reimburse such L/C Disbursement.
Each Lender further acknowledges and agrees that its participation in each Letter of
Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s
Commitment is amended pursuant to the operation of Section 2.16 or 2.20, as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(e), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s
Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of any L/C
Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(e)(iii) shall be conclusive absent demonstrable error.
(f)Reimbursement.  If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C
Disbursement in the currency in which such L/C Disbursement was made (or, if requested by such L/C Issuer, in the Dollar Equivalent of the amount of such L/C Disbursement) by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or Swing Line Loan in the
Dollar Equivalent of the amount of such L/C Disbursement and, to the extent so financed, the
Borrower’s obligation to make such payment shall be discharged and replaced by the resulting
Borrowing of Base Rate Loans or Swing Line Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the Dollar Equivalent of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the
“Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof.  In such event, the
Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Dollar Equivalent of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.04(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute.  The Borrower’s obligation to reimburse L/C
Disbursements as provided in Section 2.04(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan
Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or
any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by any L/C Issuer of any requirement that exists for such L/C
Issuer’s protection and not the protection of the Borrower or any waiver by such L/C
Issuer which does not in fact materially prejudice the Borrower;

(v)honor of a demand for payment presented electronically even if such
Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
(ix)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related
Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of
Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)an L/C Issuer may replace a purportedly lost, stolen, or destroyed original
Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by an L/C
Issuer when determining whether drafts and other documents presented under a Letter of
Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, any L/C
Issuer, or any of their Related Parties shall have any liability or responsibility by reason of
(A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) an L/C
Issuer declining to take-up documents and make payment (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (2) following a
Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(h)Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), the rules of the
ISP shall apply to each standby Letter of Credit and the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers
Association for Finance and Trade - International Financial Services Association (BAFT-IFSA),
or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)Exculpation.  Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article
IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with
Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(j)Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.19, with its Applicable Percentage a
Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable
Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of
Credit.  For purposes of computing the daily amount available to be drawn under any Letter of
Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.
Letter of Credit Fees shall be (i) due and payable on the fourth Business Day after the last calendar day of each March, June, September and December of each calendar year (or such later date as the Borrower and the Administrative Agent may agree), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the
Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of
Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.
The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee at the rate equal to 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.
Such fronting fee shall be due and payable on the fourth Business Day after the last calendar day of each March, June, September and December of each calendar year (or such later date as the
Borrower and the relevant L/C Issuer may agree) in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand.  For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  In addition, the Borrower shall pay directly to the applicable L/C
Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)Disbursement Procedures.  The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such

Letter of Credit.  Such L/C Issuer shall promptly after such examination notify the
Administrative Agent and the Borrower in writing of such demand for payment if such L/C
Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such
L/C Issuer and the Lenders with respect to any such L/C Disbursement.
(m)Interim Interest.  If the L/C Issuer for any Letter of Credit shall make any L/C
Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the
Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate
Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.04, then Section 2.09(b) shall apply.  Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.04 to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.
(n)Replacement of any L/C Issuer.  Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer.  The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer.  At the time any such replacement shall become effective, the
Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to
Section 2.04(j).  From and after the effective date of any such replacement, (i) the successor L/C
Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C
Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of
Credit.
(o)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the
Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C
Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause (o), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral
Account”) an amount in cash equal to 103% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of
Default with respect to the Borrower described in clause (f) of Section 8.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  In addition, and without limiting the foregoing or clause (d) of this Section 2.04, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the
Collateral Account an amount in cash equal to 103% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the Collateral
Account.  Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C
Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an
Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the
Borrower within three Business Days after all Events of Default have been cured or waived.
(p)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a
Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such
Letter of Credit had been issued solely for the account of the Borrower.  The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The
Borrower hereby acknowledges that the issuance of Letters of Credit for the account of
Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(q)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(r)Existing Letters of Credit.  The Borrower, the Administrative Agent, the Lenders
and the L/C Issuers hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement from and after the Effective Date, with the same effect as if such Existing Letters of Credit were issued by the applicable L/C Issuer at the request of the Borrower on the Effective Date.
2.05.Swing Line Loans.
(a)The Swing Line.  Subject to the terms and conditions set forth herein, the Swing
Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate
Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s
Commitment, and (iii) the aggregate outstanding principal amount of all Loans made by the
Swing Line Lender plus the aggregate L/C Obligations owing to the Swing Line Lender (or any of its Affiliates) shall not exceed such Lender’s Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the
Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section
2.05, prepay under Section 2.06, and reborrow under this Section 2.05.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the
Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the
Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the
Administrative Agent of a Swing Line Loan Notice.  Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day.
Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the
Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing
Line Lender will notify the Administrative Agent of the contents thereof.  Unless the Swing Line
Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line
Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the
Borrower at its office by crediting the account of the Borrower on the books of the Swing Line
Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line
Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line
Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section
4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable
Committed Loan Notice promptly after delivering such notice to the Administrative
Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00
p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section
2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a
Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a
Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate
Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the
Administrative Agent for the account of the Swing Line Lender pursuant to Section
2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in
Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender
(acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amounts, the amount so paid (excluding such interest payable by the Lender to the
Administrative Agent) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender
(through the Administrative Agent) with respect to any amounts owing under this clause
(iii) shall be conclusive absent demonstrable error.
(iv)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A)
any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c)
is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay
Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such
Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable
Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the
Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.06.Prepayments.
(a)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 p.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans, (B) four Business Days prior to any date of prepayment of Alternative Currency Loans, and (C) on the date of prepayment of Base Rate
Loans; (ii) any prepayment of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar
Equivalent of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment on the date specified therein; provided that any such notice may state that it is conditioned upon the incurrence of other indebtedness or the receipt of proceeds from another transaction, in which case such notice may be revoked by the Borrower (by notice to the
Administrative Agent) if such condition is not satisfied.  Any prepayment of any Term SOFR
Loan or Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
Subject to Section 2.19(a), each such prepayment shall be applied to the Committed Loans of the
Lenders in accordance with their respective Applicable Percentages.
(b)The Borrower may, upon notice to the Swing Line Lender (with a copy to the
Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that such prepayment shall be in a minimum principal amount of $100,000.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)If the Administrative Agent notifies the Borrower at any time that the Total
Outstandings at such time exceed the Aggregate Commitments then in effect, then the Borrower shall promptly, but in no event later than within two Business Days after receipt of such notice, prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100%
of the Aggregate Commitments then in effect; provided, however, that no Borrower shall be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless, after the prepayment in full of the Loans, the Total Outstandings exceed the Aggregate Commitments then in effect.
2.07.Termination or Reduction of Commitments.
(a)The Borrower may, upon notice to the Administrative Agent, terminate the
Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments;
provided that (i) any such notice shall be received by the Administrative Agent not later than
3:00 p.m. three Business Days prior to the date of termination or reduction, provided further if any Outstanding Amount shall be denominated in an Alternative Currency and would be repaid in connection with such termination or reduction, the Administrative Agent shall receive such notice not later than 3:00 p.m. five Business Days prior to the date of termination or reduction;
(ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the
Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit, or
the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate
Commitments.  The amount of any such Aggregate Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the
Borrower.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.08.Repayment of Loans.
(a)The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the Borrower outstanding on such date.
(b)The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 Business Days after such Loan is made and (ii) the Maturity Date; provided that on each date that a Committed Loan denominated in Dollars is made to the Borrower with an outstanding
Swing Line Loan, the Borrower shall repay all Swing Line Loans then outstanding made to it and the proceeds of any such Committed Borrowing shall be applied by the Administrative Agent to repay such Swing Line Loans outstanding.  At any time that there shall exist a Defaulting
Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.
2.09.Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency
Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the
Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; and (v) each
Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)(i) If any amount of principal of any Loan is not paid when due, whether at stated
maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, and an Event of Default results from such failure to pay such amount when due, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the
Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest
Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief
Law.
(d)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.10.Fees.  In addition to certain fees described in subsections (i) and (j) of Section
2.04:
(a)Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the
“Commitment Fee”) in Dollars equal to the Applicable Rate for Commitment Fees times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding
Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.19.  For the avoidance of doubt, the Outstanding Amount of
Swing Line Loans shall not be counted towards or considered usage of the Aggregate
Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fourth Business Day after the last calendar day of each March, June, September and
December of each calendar year, commencing with the first such date to occur after the Effective
Date, and on the last day of the Availability Period.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Other Fees.  The Borrower shall pay such fees in the amounts and at the times as specified in the Fee Letter.
2.11.Computation of Interest and Fees.  All computations of interest for Base Rate
Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Alternative Currencies (other than Alternative Currency Loans with respect to
EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative
Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  All other computations of fees and interest, including those with respect to
Term SOFR Loans and Alternative Currency Loans determined by reference to EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any
Loan that is repaid on the same day on which it is made shall, subject to Section 2.1(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.
2.12.Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender, and evidenced by one or more entries in the
Register, by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prim facie evidence absent demonstrable error of the amount of the Credit Extensions made by the Lenders to the
Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the
Administrative Agent in respect of such matters, the accounts and records of the Administrative
Agent shall control in the absence of manifest error.  Upon the request of any Lender to the
Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s
Loans to the Borrower in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.
In the event of any conflict between the accounts and records maintained by the Administrative
Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.13.Payments Generally; Administrative Agent’s Clawback.

(a)General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff (other than with respect to Taxes which shall be governed solely by Section 3.01).  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not
later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable
Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the
Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s
Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative
Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i) Funding by Lenders; Presumption by Administrative Agent.  Unless the
Administrative Agent shall have received notice from a Lender prior to the proposed date of any
Committed Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Committed
Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a
Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the
Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent (and, if such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative
Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent), at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable.  Nothing herein shall be deemed to relieve any
Lender from its obligation to fulfill its Commitment or to prejudice any rights which the
Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.  If the Borrower and such Lender shall pay such interest to the
Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.
If such Lender pays its share of the applicable Committed Borrowing to the Administrative
Agent, then the amount so paid (excluding such interest payable by such Lender to the
Administrative Agent) shall constitute such Lender’s Committed Loan included in such
Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the
Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless
the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the
Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the
Lenders or the applicable L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative
Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative
Agent, at the Overnight Rate.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the
Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or
(3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the
Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day
Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent demonstrable error.
(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the
Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit
Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such
Lender) to such Lender, without interest.
(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to
make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under
Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any
Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C
Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.14.Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing
Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and
Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in
Section 2.18 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C
Obligations or Swing Line Loans to any assignee or participant.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation to the extent set forth herein as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.15.[Reserved].
2.16.Increase in Commitments.
(a)Request for Increase.  Provided there exists no Default, upon notice to the
Administrative Agent (which shall promptly notify the Lenders), the Borrower may through the
Administrative Agent from time to time, request any one or more of the Lenders to increase its
Commitment by an amount (for all such requests) not exceeding $500,000,000 in the aggregate;
provided that any such request for an increase shall be in a minimum amount of $50,000,000.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent)
shall specify the time period within which each Lender is requested to respond.  If the Borrower has requested an increase from the Lenders and such requested increase, or any portion thereof, is declined by one or more Lenders, the Borrower may, to the extent necessary to obtain the full amount of the requested increase, invite additional Eligible Assignees reasonably satisfactory to the Administrative Agent to become Lenders (“Additional Lenders”), may request such accepting Lenders to commit to the full amount of the requested increase, or may reduce the amount of the requested increase.
(b)Lender Elections to Increase.  Each Lender shall notify the Administrative Agent in writing within the specified time period whether or not it agrees in its sole discretion to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its
Applicable Percentage of such requested increase.  Any Lender not responding in writing within such time period shall be deemed to have declined to increase its Commitment.
(c)Notification by Administrative Agent; Effective Date and Allocations;
Supplement.  The Administrative Agent shall notify the Borrower and each Lender of the
Lenders’ responses to each request made hereunder.  If the Aggregate Commitments are increased in accordance with this Section, (i) the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase, (ii) the Administrative Agent shall promptly notify the Borrower and the Lenders and any Additional Lender of the final allocation of such increase with the consent of each L/C Issuer and the Swing Line Lender and the Increase Effective Date and (iii) the Borrower, the
Administrative Agent and each increasing Lender and Additional Lender shall execute and deliver a supplement to this Agreement substantially in the form of Exhibit J hereto, whereupon
(y) in the case of an increasing Lender, each such increasing Lender’s Commitment shall be increased to the amount set forth in such supplement and (z) in the case of an Additional Lender, such Additional Lender shall become a party hereto and shall for all purposes of the Loan
Documents be deemed a “Lender” having a Commitment as set forth in such supplement.  Any increase, and any amendments made to evidence such increase, shall not require the consent of any Lender not participating in such increase.
(d)Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan
Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a
Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except that all representations and warranties that are qualified by materiality are true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or true and correct in all respects for any such representations and warranties that are qualified by materiality) as of such earlier date and except that for purposes of this Section 2.16, the representations and warranties contained in Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), and (B) no Default exists or would result therefrom and (ii) (x) upon the reasonable request of any Lender made at least 10 Business Days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the
PATRIOT Act, in each case at least 5 Business Days prior to the Increase Effective Date and (y)
at least 5 Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a
“legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each
Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.  The
Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(e)Conflicting Provisions.  This Section shall supersede any provisions in Section
2.14 or 10.01 to the contrary.
2.17.Funding.  Each Lender may make any Alternative Currency Loan by causing any of its domestic or foreign branches or foreign affiliates to make such Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Borrower to repay such Alternative Currency Loan shall nevertheless be to such Lender and shall, for all purposes of this Agreement (including, without limitation, for purposes of the definition of “Required Lenders”) be deemed made by such
Lender, to the extent of such Alternative Currency Loan.
2.18.Cash Collateral.
(a)Certain Credit Support Events.  At any time that there shall exist a Defaulting
Lender, promptly but in no event later than three Business Days following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the
Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such
Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral
Amount.  Additionally, if the Administrative Agent notifies the Borrower at any time that the
Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit
Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the
Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an
amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(b)Grant of Security Interest.  The Borrower, and to the extent provided by any
Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the
Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the
Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative
Agent or the applicable L/C Issuers as herein provided or that the total amount of such Cash
Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional
Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of
Cash Collateral provided pursuant to clause (a)(iv) above, after giving effect to Section
2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  All Cash Collateral
(other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Administrative Agent may from time to time request that the Borrower pay, and, if so requested, the Borrower agrees to promptly pay, all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application.  Notwithstanding anything to the contrary contained in this
Agreement, Cash Collateral provided under any of this Section 2.18 or Section 2.04, 2.19 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C
Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce
Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto
(including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuers that there exists excess
Cash Collateral; provided, however, the Person providing Cash Collateral and the applicable L/C
Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.19.Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this
Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting
Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to
Section 10.08 shall be applied at such time or times as may be determined by the
Administrative Agent as follows: first, to the payment of any amounts owing by such
Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or
Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting
Exposure with respect to such Defaulting Lender in accordance with Section 2.18; fourth, as the Borrower may elect (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative
Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y)
Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such
Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the
Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line
Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting
Lender as a result of such Defaulting Lender’s breach of its obligations under this
Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related
Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C
Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting
Lender until such time as all Loans and funded and unfunded participations in L/C
Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.19(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.10(a) for any period during which that Lender is a Defaulting
Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit
Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of
Credit for which it has provided Cash Collateral pursuant to Section 2.18.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-
Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and
Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing
Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All
or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line
Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s
Commitment) but only to the extent that such reallocation does not cause the aggregate
Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-

Defaulting Lender’s Commitment.  Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a
Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting
Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line
Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting
Exposure in accordance with the procedures set forth in Section 2.18.
(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing
Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Applicable Percentages (without giving effect to
Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from
Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swing Line Loans/Letters of Credit.  So long as any Lender is a Defaulting
Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and
(ii) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of
Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.20.Extension of Maturity Date.
(a)Requests for Extension.  The Borrower may, by notice to the Administrative
Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to any anniversary of the Effective Date, request that the Maturity Date then in effect hereunder (the “Existing Maturity Date”) be extended for an additional one year from the
Existing Maturity Date; provided however, that, after the Effective Date, the Borrower may only request up to two one-year extensions of the Existing Maturity Date and after giving effect to any extension pursuant to this Section 2.20, the remaining maturity of the Commitments or Loans hereunder shall not exceed five years.

(b)Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice
Date”) that is 20 days prior to the applicable anniversary of the Effective Date, advise the
Administrative Agent whether or not such Lender agrees to such extension, and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the
Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any
Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)Notification by Administrative Agent.  The Administrative Agent shall notify the
Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the applicable anniversary of the Effective Date (or, if such date is not a Business Day, on the immediately preceding Business Day) or such date as the Borrower may agree.
(d)Additional Commitment Lenders.  The Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in
Section 10.13; provided that each of such Additional Commitment Lenders shall enter into an
Assignment and Assumption pursuant to which such Additional Commitment Lender shall undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”)
and the additional Commitments of the Additional Commitment Lenders shall be more than 50%
of the aggregate amount of the Commitments in effect immediately prior to the applicable anniversary of the Effective Date, then, effective as of such anniversary of the Effective Date, the
Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the then effective Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding
Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
(f)Conditions to Effectiveness of Extensions.  As a condition precedent to such extension, the Borrower shall pay all fees, invoiced expenses and other amounts payable on or prior to the date of such extension and deliver to the Administrative Agent a certificate of each
Loan Party dated as of the applicable anniversary of the Effective Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible
Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan
Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties of
(x) the Borrower contained in Article V and (y) each Loan Party contained in each other Loan
Document are true and correct in all material respects (except that all representations and warranties that are qualified by materiality are true and correct in all respects) on and as of the applicable anniversary of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or true and correct in all respects for any such representations or warranties that are qualified by materiality) as of such earlier date, and except that for purposes of this
Section 2.20, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), and (B) no Default exists or would result therefrom.  In addition, on the Maturity Date of each Non-Extending
Lender, the Borrower shall prepay any Committed Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding
Committed Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date which amounts, for the avoidance of doubt, may be paid with the proceeds of additional concurrent Borrowings.
(g)Conflicting Provisions.  In connection with any extension of the Maturity Date, the Borrower, the Administrative Agent and each Extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension.  This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan
Party under any Loan Document shall be made without deduction or withholding for any
Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Withholding Agent) require the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding
Agent shall be entitled to make such deduction or withholding.
(ii)If the Withholding Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) the Withholding Agent shall withhold or make such deductions as are determined by the Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below,
(B) the Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes
(including withholdings and deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after written demand setting forth the amount and the reasons in reasonable detail therefor, for the full amount of any
Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such
Recipient or required to be withheld or deducted from a payment to such
Recipient, and any reasonable expenses arising therefrom or with respect thereto
(other than penalties, interest and expenses attributable to gross negligence or willful misconduct of the Recipient), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
A certificate setting forth the amount of such payment or liability and the reasons therefor in reasonable detail delivered to the Borrower by a Lender or any L/C
Issuer (with a copy to the Administrative Agent), or by the Administrative Agent
on its own behalf or on behalf of a Lender or any L/C Issuer, shall be conclusive absent manifest error.
(i)Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after written demand setting forth the amount and the reasons in reasonable detail therefor, (x) the
Administrative Agent against any Indemnified Taxes attributable to such Lender or such
L/C Issuer (but only to the extent that the Borrower has not already indemnified the
Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of
Section 10.06(d) relating to the maintenance of a Participant Register and (z) the
Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant
Governmental Authority.  A certificate setting forth the amount of such payment or liability and the reasons therefor in reasonable detail delivered to any Lender by the
Administrative Agent shall be conclusive absent manifest error.  Each Lender and each L/
C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative
Agent to the Lender from any other source against any amount due to the Administrative
Agent under this clause (ii).

(d)Evidence of Payments.  Upon request by a Loan Party or the Administrative
Agent, as the case may be, after any payment of Taxes by such Loan Party or by the
Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan
Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such
Loan Party, as the case may be, the original or a certified copy of a receipt issued by such
Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan
Party or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative
Agent, such properly completed and executed documentation prescribed by applicable
Laws or by taxing authorities of any jurisdiction and such other information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any
Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the
Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A),
(ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, for so long as the
Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a
Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such
Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative
Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS
Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the
“interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or
W-8BEN, as applicable) establishing an exemption from, or reduction of,
U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such
Foreign Lender is not a “bank” within the meaning of Section
881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a
“U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form
W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS
Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance
Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS
Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of
Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such
Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative
Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA
(including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative
Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i)
of the Code) and such additional documentation reasonably requested by the
Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under
FATCA or to determine the amount to deduct and withhold from such payment.
Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the
Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a
Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/
C Issuer, as the case may be.  If any Recipient determines in its sole discretion exercised in good faith that it has received a refund of any Taxes as to which it has been indemnified by the
Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses
(including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the
Borrower, upon the request of the Recipient, agrees to repay to the Recipient the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant
Governmental Authority other than penalties, interest or charges attributable to gross negligence or willful misconduct of the Recipient) in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
This subsection shall not be construed to require any Recipient to make available its tax returns
(or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02.Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable
Lending Office to make, maintain or fund Loans whose interest is determined by reference to a
Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or continue
Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining
Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the
Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such
Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alternative
Currency Loans, as applicable, in the affected currency or currencies, or, if applicable and such
Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to Base Rate
Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Alternative Currency
Term Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if such
Lender may lawfully continue to maintain such Term SOFR Loan or Alternative Currency Term
Rate Loan to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term
SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR.
Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to
Section 3.05.
3.03.Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or an Alternative
Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or
Section 3.03(c), and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date or the SOFR Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term
SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base
Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term
SOFR component in determining the Base Rate shall be suspended, in each case until the
Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the
Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a
Borrowing of, or conversion to, or continuation of Term SOFR Loans or Alternative Currency
Loans, as applicable, (to the extent of the affected Loans or Interest Period or determination date(s), as applicable) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar
Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the
Borrower’s election, shall either (1) be converted into a Committed Borrowing of Base Rate
Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding
Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate
Loan, or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate
Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term
Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative
Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.
(b)Replacement of Term SOFR or SOFR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or
Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) CME or any successor administrator of the Term SOFR Screen Rate or a
Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the
Administrative Agent, that will continue to provide such interest periods of Term
SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled
Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the
“Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR
Adjustment for any payment period for interest calculated that can be determined by the
Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).
If the SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement
Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the
Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section
3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark.  and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the
Administrative Agent from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a
“SOFR Successor Rate”.  Any such amendment shall become effective at 5:00 p.m. on the fifth
Business Day after the Administrative Agent shall have posted such proposed amendment to all
Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)Replacement of Relevant Rate or Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or
Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant
Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an
Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term
SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled
Unavailability Date”);
or if the events or circumstances of the type described in Section 3.03(c) (i) or (ii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then, the Administrative
Agent and the Borrower may amend this Agreement solely for the purpose of replacing the
Relevant Rate for an Agreed Currency or any then current Non-SOFR Successor Rate for an
Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(d)Successor Rate. The Administrative Agent will promptly (in one or more notices)
notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice;
provided that to the extent such market practice is not administratively feasible for the
Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the
Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative
Currency shall be excluded from any determination of Required Lenders.
3.04.Increased Costs.
(a)Increased Costs Generally.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C
Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B)
Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C)
Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
or

(iii)impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement,
Term SOFR Loans made by such Lender or Alternative Currency Loans made by such
Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C
Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements.  If any Lender or any L/C Issuer determines that any
Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such
L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the
Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C
Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such
Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C
Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor
(except that, if the Change in Law giving rise to such increased costs or reductions is retroactive,

then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05.Compensation for Losses. Upon the written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such
Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a
Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Loan or an Alternative Currency Term Rate
Loan on a day other than the last day of the Interest Period therefor as a result of a request by the
Borrower pursuant to Section 10.13;
(d)any failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any loss of anticipated profits, any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section
3.05, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.
3.06.Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office.  Each Lender may make any Credit
Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/
C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders.  If any Lender requests compensation under Section
3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any
Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has not eliminated such Indemnified Taxes or additional amounts by designating a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07.Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01.Conditions Precedent to Initial Credit Extension. The effectiveness of this
Agreement is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent shall have received the following, each dated the
Effective Date (or, in the case of certificates of governmental officials, a recent date before the
Effective Date), and each in form and substance reasonably satisfactory to the Administrative
Agent:
(i)executed counterparts of this Agreement;
(ii)Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)certificates of resolutions or other equivalent action and incumbency certificates of Responsible Officers of the Borrower evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;
(iv)documents and certifications evidencing that the Borrower is validly existing and in good standing in its jurisdiction of organization;
(v)a certificate signed by a Responsible Officer of the Borrower certifying
(A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that,

other than as publicly disclosed in the Form 10-K of the Borrower for the fiscal year ended December 31, 2023, there has been no event or circumstance since the date of the
Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) the current Debt Ratings and (D) that there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse
Effect;
(vi)customary opinion of Latham & Watkins LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent;
(vii)evidence that the Existing Credit Agreement has been or concurrently with the Effective Date is being terminated (other than those terms therein that are expressly stated to survive termination or repayment in full); and
(viii)a solvency certificate from the treasurer or other financial officer of the
Borrower substantially in the form of Exhibit I hereto.
(b)All accrued and invoiced fees and expenses of the Lead Arrangers, the
Administrative Agent and the Lenders (including the fees and expenses of counsel for the
Administrative Agent) required to be paid on or before the Effective Date shall have been paid, to the extent invoiced at least three (3) Business Days prior to the Effective Date.
(c)The Administrative Agent shall have received (i) at least 3 Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case, to the extent requested by the Administrative Agent at least 10 days prior to the Effective Date, and (ii) at least 3 Business Days prior to the Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership
Certification in relation to the Borrower, to the extent requested by the Administrative Agent at least 10 days prior to the Effective Date.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this
Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.  The
Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the
Effective Date, and such notice shall be conclusive and binding.
4.02.Conditions Precedent to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term SOFR Loans or

Alternative Currency Term Rate Loans) is subject to satisfaction (or waiver pursuant to Section
10.01) of the following conditions precedent:
(a)The representations and warranties of (i) the Borrower contained in Article V
(except for the representations and warranties in Sections 5.05(b) and 5.06) and (ii) each Loan
Party contained in each other Loan Document, shall be true and correct in all material respects except that all representations and warranties that are qualified by materiality are true and correct in all respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or true and correct in all respects for any such representations or warranties that are qualified by materiality) as of such earlier date.
(b)No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C Issuer or the
Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term SOFR Loans or
Alternative Currency Term Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01.Existence, Qualification and Power. Each Loan Party and each Significant
Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii)
execute, deliver and perform its obligations under the Loan Documents to which it is a party, and
(c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02.Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a)
contravene the terms of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens permitted by
Section 7.01) under any Contractual Obligation to which such Person is a party or affecting such
Person or the properties of such Person or any of its Subsidiaries, or (c) violate any applicable
Law or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except, in the cases of clauses (b) and (c) to the extent such conflict, breach, contravention, creation or violation could not reasonably be expected to have a Material Adverse Effect.
5.03.Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental
Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan
Document, other than (x) those such as have been obtained or made and are in full force and effect, (y) any filings of this Agreement and the other Loan Documents with the SEC required to be made after the date hereof, and (z) such approvals, consents, exemptions, authorizations, actions or notices the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
5.04.Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other
Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally and by general principles of equity and an implied covenant of good faith and fair dealing.
5.05.Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements and the Quarterly Financial Statements (i) were prepared in accordance with GAAP and (ii) present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and for the indicated period, subject, in the case of the Quarterly Financial Statements, to normal year-end audit adjustments and the absence of footnotes.
(b)Other than as publicly disclosed in the Form 10-K of the Borrower for the fiscal year ended December 31, 2023, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06.Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing at law, in equity, in arbitration or before any Governmental Authority by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) provides a reasonable basis for questioning the validity or the enforceability of any Loan Document or (b) except as disclosed in Schedule

5.06(b), either individually or in the aggregate, could reasonably be expected to have a Material
Adverse Effect.
5.07.No Default.  No Default has occurred and is continuing.
5.08.Ownership of Property; Liens. Except as disclosed in Schedule 5.08, each of the Borrower and each Significant Subsidiary has good record and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, except for Liens permitted by Section 7.01 and except where the failure to have such title or interest could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.09.Environmental Compliance.  Except as disclosed in Schedule 5.09, (i) the
Borrower and each Significant Subsidiary and their respective operations and facilities are in compliance with all Environmental Laws, (ii) there are no claims pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Significant Subsidiaries alleging liability under or responsibility of the Borrower or any of its Significant Subsidiaries for
violation of, any Environmental Law and (iii) neither the Borrower nor any of its Significant
Subsidiaries is subject to, or to the knowledge of the Borrower, there are no facts, activities, circumstances, conditions or occurrences that could reasonably be expected to result in, any
Environmental Liability, in each case of the foregoing clauses (i), (ii) or (iii), that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10.Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, (ii) as disclosed on Schedule 5.10 or (iii)
which, collectively, could not exceed the Threshold Amount.  Except as disclosed on Schedule
5.10, there is no actual or proposed tax assessment against the Borrower or any Subsidiary that would, if made or paid, have a Material Adverse Effect.
5.11.ERISA.  Except as could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect:
(a)(i) Each Loan Party and each ERISA Affiliate is in compliance with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans; (ii) each Pension Plan that is intended to qualify under Section
401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Responsible Officer of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification; and (iii) each Loan Party and each ERISA
Affiliate has made all required contributions to each Pension Plan and no application for a funding waiver has been made with respect to any Pension Plan.

(b)(i) There are no pending or, to the knowledge of any Responsible Officer of the
Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Pension Plan; and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan.
(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no
Pension Plan has any Unfunded Pension Liability; and (iii) neither any Loan Party nor any
ERISA Affiliate has engaged in a transaction subject to Section 4069 or 4212(c) of ERISA.
(d)No Foreign Benefit Plan Event has occurred.  Each Foreign Pension Plan is in compliance in all material respects with the applicable laws and regulations and has been registered and been maintained in good standing with applicable regulatory authorities.  All employer and employee contributions required by law or the terms of the Foreign Benefit Plan or any other employee benefit scheme or arrangement mandated by a government other than the
United States have been made or, if applicable, accrued, in accordance with normal accounting practices.  The fair market value of the assets of each Foreign Benefit Plan is sufficient to procure or provide for the accrued benefit obligations under such plan, as of the date hereof, with respect to all current and former participants in such plan according to actuarial assumptions and valuation most recently used to account for such obligations in accordance with generally accepted accounting principles.
5.12.Significant Subsidiaries. As of the Effective Date, the Borrower has no
Significant Subsidiaries other than those specifically disclosed in Schedule 5.12.
5.13.Use of Proceeds; Margin Regulations; Investment Company Act.
(a)The Borrower shall use the proceeds of the Credit Extensions for general corporate purposes, including, without limitation, financing working capital, capital expenditures and other lawful purposes.  The Borrower is not engaged or will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.  No proceeds of any Credit Extension will be used for any purpose that would result in a violation of Regulation U.
(b)No Loan Party is required to be registered as an “investment company” under the
Investment Company Act of 1940.
5.14.Disclosure.
(a)As of the Effective Date, the reports, financial statements, certificates and other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this
Agreement or delivered by or on behalf or any Loan Party hereunder or under any other Loan
Document (as modified or supplemented by other information so furnished) (other than the
Projections, estimates and information of a general economic nature) (taken as a whole, the
“Information”) as of such date do not, when taken as a whole, contain any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that,

with respect to projections, estimates, budgets and other forward-looking information (taken as a whole, the “Projections”), the Borrower represents and warrants, as of the Effective Date, that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation, it being recognized by the Administrative Agent and the Lenders that (x) such Projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected or forecasted results and that such differences may be material and that such Projections are not a guarantee of financial performance and (y) no representation is made with respect to information of a general economic or general industry nature.
(b)As of the Effective Date, the information included in each Beneficial Ownership
Certification is true and correct in all respects.
5.15.Compliance with Laws.  The Borrower and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material
Adverse Effect.
5.16.[Reserved].
5.17.OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, or affiliate under the control of the Borrower or a subsidiary thereof, is an individual or entity that is, or is more than
50% owned or controlled by one or more individuals or entities that is (i) currently the target of any Sanctions, (ii) included on OFAC’s Specially Designated Nationals and Blocked Persons
List, HMT’s Consolidated List of Financial Sanctions Targets, the Consolidated United Nations
Security Council Sanctions List, or any similar list enforced by the United States Government, the European Union, HMT, the Government of Canada, or the UN Security Council or (iii)
located, organized or resident in a Designated Jurisdiction.
5.18.Anti-Corruption Laws. Except to the extent that the failure to do so (i) could not reasonably be expected to have a Material Adverse Effect and (ii) would not result in any non-compliance by, or other adverse impact on any of the Lenders, any L/C Issuer,
Administrative Agent or Lead Arrangers with respect to the United States Foreign Corrupt
Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption or anti-money laundering legislation in other jurisdictions, the Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the
UK Bribery Act 2010, and other similar anti-corruption or anti-money laundering legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.19.Affected Financial Institution.  No Loan Party is an Affected Financial
Institution.

ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan shall remain unpaid or unsatisfied or any other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding or not otherwise provided for in full in a manner provided for herein or as otherwise reasonably satisfactory to the relevant L/C Issuer, the Borrower shall, and shall (except in the case of the covenants set forth in
Sections 6.01, 6.02, and 6.03) cause each Significant Subsidiary to:
6.01.Financial Statements. Deliver to the Administrative Agent for further prompt distribution to the Lenders:
(a)as soon as available, but in any event no later than 100 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2024, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations, comprehensive earnings (or loss), stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report of PricewaterhouseCoopers, LLP or other registered public accounting firm of nationally recognized standing selected by the Borrower, which report shall be prepared in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)as soon as available, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ended June 30, 2024, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, comprehensive earnings (or loss), stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’
equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02, the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02.Certificates; Other Information. Deliver to the Administrative Agent for
further prompt distribution to the Lenders:

(a)concurrently with the delivery of the financial statements referred to in
Sections 6.01(a) and (b), commencing with the financial statements referred to in Section 6.01(b)
for the fiscal quarter ending September 30, 2024, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the
Borrower;
(b)promptly after the same are available, copies of each report or financial statement sent to the stockholders of the Borrower generally, and copies of all regular and periodic reports which the Borrower may file with the SEC under Section 13 or 15(d) of the Securities Exchange
Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(d)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan
Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b)
(to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the
Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the
Borrower shall deliver paper copies of such documents to the Administrative Agent or any
Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  In every instance the Borrower shall be required to provide, whether electronically or otherwise, executed copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent.  Except
for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead
Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-
side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, any of their respective Affiliates or any of their respective securities)
(each, a “Public Lender”).  The Administrative Agent hereby agrees that when it posts such
Borrower Materials on the Platform, it will post such Borrower Materials in the form the
Borrower provided such Borrower Materials to the Administrative Agent.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders must be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word
“PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower
Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative
Agent, the Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Affiliates or their respective securities for purposes of United States Federal and state securities laws
(provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;”
and (z) the Administrative Agent and the Lead Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, no Loan Party is under any obligation to mark any Borrower
Materials as “PUBLIC.”
6.03.Notices. Promptly upon any Responsible Officer obtaining knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Default;
(b)any event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect; and
(c)of any announcement by Moody’s or S&P of any change in a Debt Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(c)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  The Administrative Agent will promptly notify the Lenders of any notices it receives pursuant to this Section 6.03.
6.04.Payment of Obligations.  Pay and discharge or otherwise satisfy prior to the time when any penalty or fine shall be incurred with respect thereto (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all other lawful claims which, if unpaid, would by law become a Lien upon its property (other than any Lien permitted under Section 7.01), except, in the case of clauses (a) and (b) to the extent failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect or unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves, if any, required by GAAP are being maintained by the
Borrower or such Significant Subsidiary.

6.05.Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03; provided, however, that the legal existence and good standing of any Subsidiary shall be permitted to be terminated or lapsed, respectively, if the
Borrower determines in good faith that such termination or lapse, as the case may be, is in the best interests of the Borrower and is not materially disadvantageous to the Administrative Agent or the Lenders.
6.06.Maintenance of Material Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof in accordance with sound industry practice.
6.07.Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by similarly situated Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.
6.08.Compliance with Laws. Comply in all material respects with the requirements of all Laws, including Environmental Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09.Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP and, in the case of a Foreign Subsidiary, applicable statutory reporting requirements, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Significant
Subsidiary, as the case may be, and to the extent required thereby.
6.10.Inspection Rights.  Permit representatives and independent contractors of the
Administrative Agent and each Lender at the expense of that Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that neither the
Administrative Agent nor any Lender (or any of their respective representatives or independent contractors) shall be permitted to inspect, examine, make copies or abstracts of or summarize, any information that is subject to confidentiality obligations, attorney client privilege or other privilege, or that is a non-financial trade secret; provided further, that unless an Event of Default exists (x) the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may only exercise its inspection rights hereunder once per fiscal year, and (y) representatives of the Borrower may be present during such inspections and discussions.

6.11.Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes, including, without limitation, financing working capital, capital expenditures and other lawful purposes.
6.12.Covenant to Guarantee Obligations.
(a)The Borrower shall cause each direct or indirect Domestic Subsidiary (other than a Receivables Subsidiary, a FSHCO or a Subsidiary of a CFC or FSHCO) that Guarantees any
Significant Guaranteed Indebtedness to become a Subsidiary Guarantor hereunder within 10
Business Days after the date on which such Indebtedness of the Borrower has been Guaranteed by such Subsidiary (provided that, for the avoidance of doubt if such Domestic Subsidiary would be released from its Guarantee of such Significant Guaranteed Indebtedness substantially concurrently with such Subsidiary not being a Subsidiary Guarantor hereunder, then such
Subsidiary Guarantor shall not be required to become a Subsidiary Guarantor hereunder pursuant to this Section 6.12(a)) by:
(i)causing such Subsidiary to duly execute and deliver to the Administrative
Agent a Subsidiary Guaranty or Subsidiary Guaranty Supplement pursuant to Section 19 of a Subsidiary Guaranty, guaranteeing the Obligations under the Loan Documents, and
(ii)causing such Subsidiary to deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a signed copy of a customary opinion, addressed to the Administrative Agent and the Lender Parties, of counsel for the Loan
Parties acceptable to the Administrative Agent.
(b) In addition to the other requirements of this Section 6.12, the Borrower from time to time may cause one or more of its direct or indirect Subsidiaries to become a Subsidiary
Guarantor by causing such Subsidiary to deliver the documents of the types referred to in clause
(a) above.
6.13.Anti-Corruption Laws.  Except to the extent that the failure to do so (i) could not reasonably be expected to have a Material Adverse Effect and (ii) could not result in any non-compliance by, or other adverse impact on any of the Lenders, any L/C Issuer,
Administrative Agent or Lead Arrangers with respect to the United States Foreign Corrupt
Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption or anti-money laundering legislation in other jurisdictions, conduct its businesses in compliance with the United
States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-
corruption or anti-money laundering legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan shall remain unpaid or unsatisfied or any other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding or not otherwise provided for in full in a manner provided for herein or as otherwise reasonably satisfactory to the relevant L/C Issuer:

7.01.Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof, and any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, thereof; provided, however, that (i) such extension, renewal or replacement shall be limited to all or part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property), (ii) the amount secured or benefited thereby is not increased except to the extent the increased amount of Indebtedness would be permitted under Section 7.02, (iii) the direct or indirect obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);
(c)Liens for Taxes, assessments or governmental charges not overdue for a period of more than 60 days or, if more than 60 days overdue, (i) which are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP)
or (ii) with respect to which failure to make payment would not reasonably be expected to have a
Material Adverse Effect;
(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s or other like Liens arising in the ordinary course of business securing amounts which are not overdue for a period of more than 60 days or, if more than 60 days overdue (i) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person or (ii) the failure to pay such amounts would not reasonably be expected to have a Material Adverse Effect;
(e)(i) Liens incurred in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies or
(iii) obligations in respect of letters of credit or bank guarantees that have been posted to support the payment of the items set forth in clauses (i) and (ii) of this Section 7.01(e);
(f)deposits or pledges to secure the performance of bids, tenders, trade contracts and leases (other than for borrowed money), statutory obligations, surety and appeal bonds, indemnity bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other similar encumbrances and minor liens, none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the
Borrower and its Subsidiaries and which defects do not individually or in the aggregate have a
Material Adverse Effect;

(h)Liens securing judgments for the payment of money not constituting an Event of
Default under Section 8.01(h);
(i)Liens on assets acquired, constructed or improved by the Borrower or any of its
Subsidiaries, provided, however, that (i) such Liens secure Indebtedness permitted by Section
7.02(g), and (ii) such Liens shall not apply to any other property or assets of the Borrower or any of its Subsidiaries; and
(j)Liens on the property or assets of a Person which is merged into or becomes a
Subsidiary of the Borrower after the date hereof securing Indebtedness permitted under
Section 7.02(h) provided that (i) such Liens existed at the time of such merger or at the time such
Person became such a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not extend to cover any other property or assets of the Borrower or any Subsidiary and
(iii) in the case of property or assets of any Person merged into a Loan Party such Liens do not secure obligations exceeding $75,000,000 in aggregate amount at any time outstanding;
(k)Liens existing on assets or properties at the time of the acquisition thereof by the
Borrower or any Subsidiary of the Borrower which were not created in anticipation of the acquisition thereof by the Borrower or such Subsidiary, and which (i) do not extend to or cover any assets or property of the Borrower or such Subsidiary other than the assets or property being acquired or (ii) do not secure any Indebtedness not permitted under Section 7.02;
(l)any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i), (j) and (k);
provided, however, that such extension, renewal or replacement shall be limited to all or part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);
(m)rights of setoff and similar arrangements in favor of depository and securities intermediaries to secure customary fees and similar amounts related to bank accounts or securities accounts;
(n)any encumbrance or restriction (including, without limitation, put and call agreements and transfer restrictions, but not pledges) with respect to the Equity Interests of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;
(o)Liens created pursuant to and in accordance with any Permitted Receivables
Securitization Facility and Liens created in connection with Recourse Obligations for credit enhancement or liquidity purposes, pursuant to any agreement pursuant to which the Borrower and certain of its Subsidiaries agree to sell, assign, pledge and transfer to a credit insurance provider or other similar entities certain Recourse Obligations; and
(p)other Liens on assets which secure obligations in an aggregate amount not exceeding the excess of (x) the greater of (i) $450,000,000 and (ii) 20% of Consolidated Net
Worth over (y) the aggregate outstanding amount of Indebtedness then incurred in accordance with Section 7.02(j) at any time outstanding.

7.02.Indebtedness. The Borrower shall not, nor shall the Borrower permit any
Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)Non-Priority Indebtedness of the Borrower;
(c)Non-Priority Indebtedness of Subsidiaries of the Borrower that are Subsidiary
Guarantors;
(d)Indebtedness outstanding on the date hereof, and any modifications, refinancings, refundings, renewals, replacements, redemptions, repurchases, defeasances, exchanges or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such modification, refinancing, refunding, renewal replacement, redemption, repurchase, defeasance, exchange or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
provided further that the direct or contingent obligor with respect to such Indebtedness is not changed (each such refinancing, refunding, renewal or extension, a “Permitted Refinancing”);
(e)Indebtedness of the Borrower or any Subsidiary to the Borrower or any
Subsidiary;
(f)guarantees by the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Subsidiary, other than guarantees by a Domestic
Subsidiary in respect of Indebtedness of a Foreign Subsidiary;
(g)Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including under Capitalized Leases and Synthetic Leases, and any
Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (g) shall not at any one time exceed $100,000,000 (but, if recourse to such Person is limited to such property, then the amount of such Indebtedness of such Person shall be deemed to be limited to the lesser of (i) the outstanding amount of such secured Indebtedness, and (ii) the fair market value of the property subject to such Lien);
(h)Indebtedness of any Person that becomes a Subsidiary or that is merged with or into the Borrower or a Subsidiary after the date hereof or related to assets or properties described in Section 7.01(j); provided that such Indebtedness exists (i) at the time such Person becomes a
Subsidiary and is not created in contemplation of or in connection with such Person becoming a
Subsidiary, or (ii) at the time the property or asset is acquired, as applicable, and is not created in contemplation of or in connection with such acquisition;
(i)Indebtedness in connection with any Permitted Receivables Securitization Facility and Indebtedness created in connection with Recourse Obligations for credit enhancement or liquidity purposes, pursuant to any agreement pursuant to which the Borrower and certain of its

Subsidiaries agree to sell, assign, pledge and transfer to a credit insurance provider or other similar entities certain Recourse Obligations;
(j)other Indebtedness of the Borrower or its Subsidiaries in an aggregate principal amount not exceeding the excess of (x) the greater of (i) $450,000,000 and (ii) 20% of
Consolidated Net Worth over (y) the aggregate outstanding amount of obligations secured by
Liens incurred in accordance with Section 7.01(p) at any time outstanding.
7.03.Fundamental Changes. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether directly or indirectly or in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any
Person, except that:
(a)so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person provided that the Borrower shall be the continuing or surviving Person;
(b)any Subsidiary may merge, dissolve, liquidate, or consolidate with or into (i) the
Borrower, provided that the Borrower shall be the continuing or surviving Person, (ii) any one or more other Subsidiaries provided that when any Subsidiary Guarantor is merging with another
Subsidiary, a Subsidiary Guarantor shall be the continuing or surviving Person or (iii) any other
Person in connection with any Disposition not otherwise prohibited by this Section 7.03;
(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Borrower, to another Subsidiary or, so long as no
Event of Default exists or would result therefrom, to any other Person; provided that, in the case of any such Disposition to another Subsidiary, if the transferor in such transaction was a
Subsidiary Guarantor, then the transferee must either (i) be a Person organized or existing under the law of the United States, any state thereof, the District of Columbia, or any territory thereof and simultaneously with such transaction become (by executing and delivering to the
Administrative Agent a Subsidiary Guaranty or Subsidiary Guaranty Supplement) a Subsidiary
Guarantor, or (ii) be the Borrower;
provided that, for the avoidance of doubt, if the Disposition of all or substantially all of the assets of one or more Subsidiaries would constitute a Disposition of all or substantially all of the assets of the Borrower and its Subsidiaries (taken as a whole), then such Disposition is deemed to be a
Disposition of all or substantially all of the assets of the Borrower and shall not be permitted pursuant to this Section 7.03.
7.04.[Reserved].
7.05.Financial Covenants.
(a)Consolidated Interest Coverage Ratio.  Commencing with the first fiscal quarter ending after the Effective Date (i.e., September 30, 2024), the Borrower shall not permit the
Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.75:1.00.

(b)Consolidated Total Leverage Ratio. Commencing with the first fiscal quarter ending after the Effective Date (i.e., September 30, 2024), the Borrower shall not permit the
Consolidated Total Leverage Ratio as of the last day of each fiscal quarter ended on each date set forth in the table below to exceed the applicable ratio set forth opposite such date:

Fiscal Quarter Ended	Ratio
March 31, June 30 and December 31 of each year	3.75:1.00
September 30 of each year	4.00:1.00
; provided that, in each case, (i) for any Measurement Period including a fiscal quarter of the Borrower in which a Material Acquisition is consummated, such ratio shall be calculated giving pro forma effect to such Material Acquisition, and (ii) following notice from the Borrower to the Administrative Agent of the consummation of a Material
Acquisition, then, notwithstanding the table above, (A) the Borrower instead shall not permit the Consolidated Total Leverage Ratio as of the last day of (x) the fiscal quarter during which such Material Acquisition is consummated and (y) each of the four consecutive fiscal quarters ended immediately thereafter, in each case, to exceed
4.25:1.00, and (B) following the five consecutive fiscal quarter period set forth in the foregoing clause (A), the Borrower shall not permit the Consolidated Total Leverage
Ratio to exceed the applicable ratio set forth in the table above for not fewer than four fiscal quarters before a subsequent notice of consummation of a Material Acquisition is delivered to the Administrative Agent pursuant to this Section 7.05(b).
7.06.Sanctions. The Loan Parties shall not directly or, to the knowledge of the
Borrower, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the target of Sanctions unless authorized by OFAC or the U.S. Department of
State or otherwise consistent with applicable Law for a Person required to comply with
Sanctions, or (b) if such use of proceeds or funding will result in a violation by any Person participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent, L/C
Issuer, Swing Line Lender, or otherwise, of Sanctions.
7.07.Anti-Corruption Laws.  The Loan Parties shall not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010,
or other similar anti-corruption legislation in another jurisdiction in which the Borrower conducts business.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01.Events of Default. Any of the following shall constitute an event of default
(each, an “Event of Default”):

(a)Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii)
within five Business Days after the same becomes due, any interest on any Loan or on any L/C
Obligation, or any fee due hereunder, or (iii) within 30 days after the date for payment specified on the invoice therefor, any other amount payable hereunder or under any other Loan Document;
or
(b)Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.05 (with respect to the Borrower) or 6.11 or Article
VII; or
(c)Other Defaults.  (i) Any Loan Party fails to perform or observe any other covenant or agreement in Sections 6.01, 6.02, or 6.03 on its part to be performed or observed, and such failure continues for 15 days or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) of this Section 8.01 above or clause
(i) of this Section 8.01(c)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (A) receipt of notice from the Administrative Agent or any Lender of such Default and (B) any Responsible Officer of such Loan Party or of the Borrower becoming aware of such failure; or
(d)Representations and Warranties.  Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, or in any other Loan Document, or in any certificate or document required to be furnished pursuant to any Loan Document shall be materially incorrect when made or deemed made; or
(e)Cross-Default.  The Borrower or any Subsidiary (A) fails to make any payment when due, after giving effect to any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases or in respect of any guaranties by the Borrower or any Subsidiary of any such Indebtedness of another Person (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold
Amount, or (B) defaults (after giving effect to any applicable grace period, and unless waived)
with respect to any other agreement relating to any such Indebtedness having an aggregate principal amount of more than the Threshold Amount, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or
(f)Insolvency Proceedings, Etc.  Any Loan Party or any of its Significant
Subsidiaries institutes or consents to the institution of any proceeding under any applicable
Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or consents to the entry of an order for relief in an involuntary case under applicable Debtor Relief Laws; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar custodian is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such
Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding which order is not stayed; or
(g)Inability to Pay Debts.  The Borrower or any Significant Subsidiary admits in writing its inability, or fails generally to pay its debts as they become due; or
(h)Judgments.  There is entered against the Borrower or any Significant Subsidiary
(i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer does not dispute coverage) and there is a period of 60 consecutive days during which such judgment(s) remain undischarged, unvacated, unbonded or unstayed; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan that has resulted or could reasonably be expected to result in a Material
Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period and any extension of time for payment in connection with a dispute under Title IV of ERISA, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan with respect to which it has withdrawal liability that has resulted, or could reasonably be expected to result, in a Material
Adverse Effect; or (iii) a Foreign Benefit Plan Event occurs that has resulted, or could reasonably be expected to result, individually or together with any other Foreign Benefit Plan Event, in a
Material Adverse Effect;
(j)Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Credit Extensions and all other
Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or revokes, terminates or rescinds in writing any Loan Document, except in each case to the extent in accordance with the terms of such Loan Document; or
(k)Change of Control.  There occurs any Change of Control.
8.02.Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the
Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of each
L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan
Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself, the Lenders and each L/C Issuer all rights and remedies available to it, the Lenders and each L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an order for relief with respect to the Borrower or any Significant Subsidiary under the Bankruptcy Code of the United States pursuant to
Section 8.01(f), the obligation of each Lender to make Loans and any obligation of each L/C
Issuer to make L/C Credit Extensions shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03.Application of Funds. After the exercise of remedies provided for in Section
8.02 (or after the Loans have automatically become immediately due and payable and the L/C
Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.18(c) and (d) and 2.19(a)(ii), be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the
Administrative Agent payable under Section 10.04(a) and amounts payable under Article III)
payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective
Lenders and the applicable L/C Issuer payable under Section 10.04(a) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid
Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the
Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the applicable L/C Issuer, to Cash
Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of
Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to
Sections 2.04 and 2.18; and

Last, the balance, if any, after all of the Obligations then due and owing have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.18(c) and (d), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as
Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.
AGENT
9.01.Appointment and Authority. Each of the Lenders and L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except with respect to Section 9.06 and Section 9.10, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02.Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or
“Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.
Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03.Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative
Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative
Agent shall believe in good faith shall be necessary, under the circumstances as provided in
Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  The
Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a
Lender or an L/C Issuer; and
(e)shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii)
the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any
Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04.Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and, absent gross negligence or willful misconduct, shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and, absent gross negligence or willful misconduct, shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent
may presume that such condition is satisfactory to such Lender or an L/C Issuer unless the
Administrative Agent shall have received notice to the contrary from such Lender or such L/C
Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The
Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it with reasonable care, and, absent gross negligence and willful misconduct, shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05.Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative
Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any
such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The
Administrative Agent shall not be responsible for the negligence or misconduct of any sub-
agents except to the extent that a court of competent jurisdiction determines in a final and non-
appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06.Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the
Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the
Required Lenders shall have the right, with the consent of the Borrower unless an Event of
Default is continuing (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring
Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the
Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, with the consent of the Borrower unless an Event of Default is continuing (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as
Administrative Agent and, with the consent of the Borrower unless an Event of Default is continuing (such consent not to be unreasonably withheld or delayed), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders)
(the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date
(as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative
Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative
Agent as provided for above.  Upon the acceptance of a successor’s appointment as
Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective
Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative
Agent shall be discharged from all of its duties and obligations hereunder or under the other
Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.
After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Notwithstanding the foregoing, the retiring or removed Administrative Agent shall continue to hold any Cash Collateral held by it on behalf of the Lenders or the L/C Issuers under any of the
Loan Documents until such time as a successor Administrative Agent is appointed.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this
Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender.  If Bank
of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed
Amounts pursuant to Section 2.04(c).  If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing
Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding

Swing Line Loans pursuant to Section 2.05(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a
Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line
Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of
Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07.Non-Reliance on Administrative Agent, the Lead Arrangers and Other
Lenders.  Each Lender and each L/C Issuer expressly acknowledges that none of the
Administrative Agent nor any Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any
Affiliate thereof, shall be deemed to constitute any representation or warranty by the
Administrative Agent or such Lead Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or such Lead Arranger have disclosed material information in their (or their Related Parties’) possession.  Each Lender and each L/C Issuer represents to the Administrative Agent and the Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan
Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.
Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C
Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each
Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing.  Each
Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08.No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Bookrunners or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan
Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C
Issuer hereunder.
9.09.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any
Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C
Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower)
shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the
Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel as provided herein, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10.Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the
Administrative Agent to take any action permitted by this Section 9.10 and further agree that:
(a)any Subsidiary Guarantor shall be automatically released from its obligations under any Subsidiary Guaranty (and shall no longer constitute a Guarantor under the Loan

Documents), if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(b)any Subsidiary Guarantor shall be automatically released from its obligations under any Subsidiary Guaranty (and thereafter, subject to Section 6.12(a), shall no longer constitute a Guarantor under the Loan Documents), on the first day on which (i) such Subsidiary
Guarantor no longer Guarantees any Significant Guaranteed Indebtedness (or such Subsidiary
Guarantor would be released from its Guarantee of such Significant Guaranteed Indebtedness substantially concurrently with such Subsidiary not being a Subsidiary Guarantor hereunder), and (ii) the Borrower provides a certificate to the Administrative Agent certifying that the conditions in the foregoing clause (i) have been satisfied.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority provided for pursuant to this Section
9.10.
In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and file in the appropriate location and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such
Guarantor from its obligations under any Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
9.11.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a
Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the
Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section
3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the
Letters of Credit or the Commitments,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the
Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified
Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such
Qualified Professional Asset Manager made the investment decision on behalf of such
Lender to enter into, participate in, administer and perform the Loans, the Letters of
Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments
and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of
PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection
(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the
Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a)
is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such
Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement
(including in connection with the reservation or exercise of any rights by the Administrative
Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.12.Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the
Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the
Administrative Agent forthwith on demand the Rescindable Amount received by such Lender
Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each
Lender Recipient Party promptly upon determining that any payment made to such Lender
Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.
MISCELLANEOUS
10.01.Amendments, Etc.  Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the
Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the
Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C
Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default
Rate” or to waive any obligation of the Borrower or any other Person to pay interest or Letter of
Credit Fees at the Default Rate;
(e)change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(f)amend the definition of “Alternative Currency” to add additional currencies without the written consent of each Lender directly affected thereby;
(g)change any provision of this Section or the definition of “Required Lenders”
without the written consent of each Lender; or
(h)release all of the Subsidiary Guarantors from their Subsidiary Guaranty or release all or substantially all of the value of the Subsidiary Guaranties, in each case, without the written consent of each Lender (except as set forth in Section 9.10);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan
Document (and any amendment, waiver or consent which by its terms requires the consent of all
Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment, or modification requiring the consent of all Lenders or each affected Lender, only if by its terms it affects any Defaulting Lender disproportionately adversely relative to other affected Lenders, shall require the consent of the Defaulting Lender.
Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Loan Parties and the
Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
Notwithstanding any provision herein to the contrary, if the Administrative Agent and the
Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
10.02.Notices; Effectiveness; Electronic Communication.
(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, the Administrative Agent, any L/C Issuer or the Swing
Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire as provided to the Administrative Agent and the Borrower (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication
(including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender,
any L/C Issuer and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent and the Borrower otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”
function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS
AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE
ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE
ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR
ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY
OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY
OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-
INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR
OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH
THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative

Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the
Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or the
Internet.
(d)Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/
C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other
Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers
and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such
Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower
Materials that are not made available through the “Public Side Information” portion of the
Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative
Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices
(including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and
Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the
Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.  All telephonic notices to and other telephonic communications with the
Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03.No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan

Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the
Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the
L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative
Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/
C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan
Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the
Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04.Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses.  Other than with respect to Taxes, which shall (except to the extent they arise from a non-Tax claim hereunder) be governed solely by Section 3.01, the
Borrower shall pay or reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and documented fees, charges and disbursements of a single domestic firm and, if reasonably necessary, a single firm of local counsel in each relevant jurisdiction, for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Lenders or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative
Agent, the Lenders and any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower.  Other than with respect to Taxes, which shall be governed solely by Section 3.01, the Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses
(including the reasonable and documented fees, charges and disbursements of (A) a single domestic firm and, if reasonably necessary, a single firm of local counsel in each relevant jurisdiction, for the Indemnitees, unless an actual or potential conflict of interest exists, in which case, reasonable and documented fees and expenses of reasonably necessary additional counsel for the affected Indemnitee(s) shall be covered), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan
Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the
Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the
Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-
appealable judgment (or a settlement that expressly addresses indemnification) to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction (or a settlement that expressly addresses indemnification) or (z) any dispute solely among Indemnitees not arising from any act or omission by the Loan Parties (except any such claims against an Indemnitee in its capacity or as a result of fulfilling its role as an agent, bookrunner, arranger or any other similar role hereunder).
(c)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the
Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any
Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative
Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total
Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on each Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the
Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line
Lender in connection with such capacity.  The obligations of the Lenders under this subsection
(c) are subject to the provisions of Section 2.13(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other
Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof provided, that, nothing in this Section 10.04(d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such
Indemnitee through a Platform in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or any of its
Related Persons as determined by a final and non-appealable judgment of a court of competent jurisdiction (or a settlement that expressly addresses indemnification).
(e)Payments.  All amounts due under this Section shall be payable not later than ten
Business Days after submission of an invoice therefor.
(f)Survival.  The agreements in this Section and the indemnity provisions of Section
10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuers and the Swing
Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05.Payments Set Aside.  To the extent that any payment by or on behalf of the
Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the
Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any
Debtor Relief Law, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each

L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share
(without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06.Successors and Assigns.
(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related
Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more
Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at
the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund,
no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade

Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the
Commitment assigned, except that this clause (ii) shall not apply to the Swing Line
Lender’s rights and obligations in respect of Swing Line Loans;
(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a
Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business
Days after having received written notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a
Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each L/C Issuer and the Swing Line Lender (in each case, such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Eligible Assignee, if it is not a
Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (and
the Administrative Agent shall promptly deliver a copy thereof to the Borrower).
(v)No Assignment to Certain Persons.  No such assignment shall be made
(A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any
Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or
(C) to a Competitor or a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).

(vi)Notes.  The assigning Lender shall deliver all Notes evidencing the assigned interests to the Borrower or the Administrative Agent (and the Administrative
Agent shall deliver such Notes to the Borrower).
(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative
Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Eligible Assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative
Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y)
acquire (and fund as appropriate) its full pro rata share of all Loans and participations in
Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.
Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(viii)Costs and Fees.  Any Affiliate or Approved Fund that is assigned any portion of any Commitment or Loan hereunder will not charge the Borrower any fees or costs in connection with any funding obligations, including the funding of Alternative
Currencies, that are higher than those charged by the assigning Lender.  Nothing in this clause (viii) shall otherwise be deemed to alter or affect in any manner the Borrower’s reimbursement obligations under Article II in respect of such assignee.
(ix)Alternative Currencies.  At all times prior to the occurrence of a Default or
Event of Default, any assignee hereunder shall certify upon acceptance of the assignment that it will make available to the Borrower all Alternative Currencies specified in this
Agreement on the terms and conditions set forth herein.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection
(c) of this Section, from and after the effective date specified in each Assignment and
Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be subject to the obligations under and entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the
Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Upon its receipt of a duly completed Assignment and
Assumption executed by an assigning Lender and an Eligible Assignee, the processing and recordation fee referred to in subsection (b) of this Section 10.06 and any written consent to such assignment required by subsection (b) of this Section 10.06, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the
Register.  The entries in the Register shall be conclusive, absent demonstrable error, and the
Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural
Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries)
(each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this
Agreement (including all or a portion of its Commitment and/or the Loans (including such
Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that
(i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan
Documents and to approve any amendment, modification or waiver of any provision of this
Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (a), (b), (c) or (h) of the first proviso to Section 10.01 that directly affects such Participant (it being understood that (i) any vote to rescind any acceleration made pursuant to Section 8.02 of amounts owing with respect to the Loans and other Obligations and (ii) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations shall not require the approval of such Participant).  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent (subject to the requirements in those sections, including timely delivery of forms pursuant to Section 3.01) as if it were a Lender of the relevant Loan and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under
Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except, subject to subsection (e)
of this Section, to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any
Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each
Participant’s interest in the Loans or other obligations under the Loan Documents (the
“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States
Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as
Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a
Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Special Purpose Funding Vehicles.  Subject to clause (vii) of subsection (b)
above, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative
Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement;
provided that (i) nothing herein shall constitute a commitment by any SPC to fund any
Committed Loan, and (ii) such granting shall not relieve the Granting Lender of any of its obligations under this Agreement, including, without limitation, its obligation to fund a Loan if, for any reason, its SPC fails to fund any such Loan.  Each party hereto hereby agrees that (i)
neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this
Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, provided, however, that the Granting Lender shall remain liable for such obligations, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such
Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof, provided, however, that each Granting Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance.  Without limiting the indemnification obligations of any indemnifying
Lender pursuant to this subsection, in the event that the indemnifying Lender fails timely to compensate any Loan Party for such claim, any Loans held by the relevant SPC shall, if requested by the Borrower, be assigned promptly to the Granting Lender that administers the
SPC and the granting of rights pursuant to this subsection to such SPC shall be void.
Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the
Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.
(h)Resignation as L/C Issuer or Swing Line Lender after Assignment.  Subject to clause (vii) of subsection (b) above, if at any time any L/C Issuer or the Swing Line Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer or the
Swing Line Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C
Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable L/C Issuer or the Swing Line Lender as L/C Issuer or Swing Line Lender, as the case may be.  If the applicable L/C Issuer resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all its respective Letters of Credit outstanding as of the effective date of its resignation as L/C
Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(e)).  If the applicable Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights and obligations of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring
L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the applicable Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the applicable retiring
L/C Issuer to effectively assume the obligations of the applicable retiring L/C Issuer with respect to such Letters of Credit.
10.07.Treatment of Certain Information; Confidentiality.  Each of the
Administrative Agent, the Lenders and the L/C Issuers agrees on behalf of itself and its Related
Parties to maintain the confidentiality of the Information (as defined below), except that
Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the
Administrative Agent, the relevant Lender or the relevant L/C Issuer, as the case may be, shall be responsible to the Loan Parties and their Affiliates for any failure by any such Persons who are controlled Affiliates of the Administrative Agent, the relevant Lender or the relevant L/C Issuer, as the case may be, to maintain the confidentiality of the Information), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its
Related Parties (including any self-regulatory authority, such as the National Association of
Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, in the case of this clause (c) or the foregoing clause (b), the Administrative Agent, such L/C Issuer or such Lender, as the case may be, shall
(x) disclose only the information required and (y) except with respect to any audit or examination conducted by bank accountants or any governmental agency, securities or bank regulatory authority exercising examination or regulatory authority and only to the extent permitted by applicable law and regulation, notify the Borrower in writing of such disclosure and, to the extent practicable and permitted by applicable law and regulation, send such written notice in advance of such disclosure, so that the Borrower may seek a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this
Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f)
subject to an agreement containing provisions substantially the same as those of this Section, (i)
to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(a), (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the
Borrower and its obligations, this Agreement or payments hereunder or (iii) any credit insurance providers and brokers, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the
CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such
Information (x) becomes publicly available other than as a result of a breach of this Section, (y)
becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party or any of its Affiliates (and other than a source acting on its or their behalf), and not known by the
Administrative Agent, such Lender or such L/C Issuer to be in violation of confidentiality to any such Loan Party or any of its Affiliates or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07.  In addition, the Administrative Agent, the L/C Issuers and the Lenders
may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the
Administrative Agent, the L/C Issuers and the Lenders in connection with the administration of this Agreement, the other Loan Documents, the Commitments and the Loans.
For purposes of this Section, “Information” means all information supplied by or on behalf of the
Borrower or any Subsidiary pursuant to this Agreement or any other Loan Document or in anticipation or preparation herefor or therefor, or obtained by the Administrative Agent, and any
Lenders or any L/C Issuers in the course of any review of the books and records of any Loan
Party, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any
Subsidiary, without a duty of confidentiality to any Loan Party or any of its Affiliates being violated.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the
Information may include material non-public information concerning the Borrower or a

Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
10.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or L/C Issuer to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the
Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or
Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting
Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting
Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the
Administrative Agent a statement describing in reasonable detail the Obligations owing to such
Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each
L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective
Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrower and the
Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum
Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the
Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the
Obligations hereunder.
10.10.Integration; Effectiveness.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C
Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative
Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11.Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender Party, regardless of any investigation made by the Administrative Agent or any Lender Party or on their behalf and notwithstanding that the
Administrative Agent or any Lender Party may have had notice or knowledge of any Default at the time of any Credit Extension, and, to the extent made, shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any
Letter of Credit shall remain outstanding.
10.12.Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this
Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13.Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-
Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such
Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another
Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b) (unless the Administrative Agent waives such fee);
(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under
Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Law; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting
Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the
Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable
Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/
C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative
Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14.Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION
(WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT
OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
(EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH
THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER
LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL
NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR
DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN
TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER,
ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE
TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN
THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND
OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW
YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE
PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE
JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF
ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND
DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE
PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION,
LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN
OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN
DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT,
ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION
OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS
PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN
PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW
OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF
THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN
INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR
PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY
CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY
PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
APPLICABLE LAW.
10.15.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR
OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)
ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN
INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN
THIS SECTION.
10.16.No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, the L/
C Issuers and the Lenders, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Lead Arranger, each L/C
Issuer and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective
Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the
Administrative Agent, nor any Lead Arranger nor any L/C Issuer nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other
Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lead Arranger, any
L/C Issuer or any Lender has advised or is currently advising the Borrower or any of the Loan
Parties or their respective Affiliates on other matters) and neither the Administrative Agent, nor any Lead Arranger nor any L/C Issuer nor any Lender has any obligation to the Borrower, any other Loan Party or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv)
the Administrative Agent, the Lead Arrangers, the L/C Issuers, the Lenders and their respective
Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, any other Loan Party and their respective Affiliates, and neither the
Administrative Agent, nor any Lead Arranger nor any L/C Issuer nor any Lender has any
obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Lead Arrangers, the L/C Issuers and the
Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower and each other
Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have with respect to actions taken or omitted with respect to this Agreement through the Effective Date against the Administrative Agent, the Lead
Arrangers, the L/C Issuers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17.Electronic Execution; Electronic Records; Counterparts.  This Agreement,
any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic
Signatures.  Each of the Loan Parties and each of the Administrative Agent and each Lender
Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any
Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any
Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same
Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.  The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic
Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swing Line
Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative
Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any
Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s,
L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means).  The Administrative Agent, L/C Issuer and

Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such
Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan
Document based solely on the lack of paper original copies of this Agreement, such other Loan
Document, and (ii) waives any claim against the Administrative Agent and each Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the
Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18.USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender)
hereby notifies the Borrower and any Subsidiary Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)) (the
“Act”), it is required to obtain, verify and record information that identifies the Borrower and any
Subsidiary Guarantor, which information includes the name and address of the Borrower and any such Subsidiary Guarantor and other information that will allow such Lender or the
Administrative Agent, as applicable, to identify the Borrower or such Subsidiary Guarantor in accordance with the Act.  The Borrower and any such Subsidiary Guarantor shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any
Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative
Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment
Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the
Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan

Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the
Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the
Agreement Currency so purchased is greater than the sum originally due to the Administrative
Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).
10.20.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any
Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and
Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable
Resolution Authority to any such liabilities arising hereunder which may be payable to it by any
Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21.Acknowledgement Regarding Any Supported QFCs.  To the extent that the
Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit
Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act
(together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”)
in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered
Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special
Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party
becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit
Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution
Regime if the Supported QFC and the Loan Documents were governed by the Laws of the
United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit
Support.
(b)As used in this Section 10.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a
“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §
382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
MATTEL, INC.
By: /s/ Mandana Sadigh
Name:Mandana Sadigh
Title:Senior Vice President & Treasurer
[Signature Page to Credit Agreement]
BANK OF AMERICA, N.A., as
Administrative Agent, Lender, L/C Issuer and
Swing Line Lender
By: /s/ J. Casey Cosgrove
Name:J. Casey Cosgrove
Title:Managing Director
[Signature Page to Credit Agreement]
CITIBANK, N.A., as a Lender and L/C Issuer
By: /s/ Michael Vondriska
Name:Michael Vondriska
Title:Vice President
[Signature Page to Credit Agreement]
Wells Fargo Bank, National Association, as a
Lender and L/C Issuer
By: /s/ Ryan Tegeler
Name:Ryan Tegeler
Title:Vice President
[Signature Page to Credit Agreement]
MIZUHO BANK, LTD., as a Lender
By: /s/ Tracy Rahn
Name:Tracy Rahn
Title:Managing Director
[Signature Page to Credit Agreement]
MUFG Bank, Ltd., as a Lender
By:/s/ Meng Zhang
Name:Meng Zhang
Title:Director
[Signature Page to Credit Agreement]
Royal Bank of Canada, as a Lender
By: /s/ Jennifer Xu
Name:Jennifer Xu
Title:Authorized Signatory
[Signature Page to Credit Agreement]
HSBC Bank USA, National Association as a
Lender
By: /s/ Martina Ciarrocchi
Name:Martina Ciarrocchi
Title:Vice President
[Signature Page to Credit Agreement]
GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Ananda DeRoche
Name:Ananda DeRoche
Title:Authorized Signatory
[Signature Page to Credit Agreement]
KeyBank National Association, as a Lender
By: /s/ Marianne T. Meil
Name:Marianne T. Meil
Title:Sr. Vice President
[Signature Page to Credit Agreement]
The Huntington National Bank, as a Lender
By: /s/ M. Scott Donaldson
Name:M. Scott Donaldson
Title:Managing Director
[Signature Page to Credit Agreement]
M&T Bank, as a Lender
By: /s/ Mark E. Hoffman
Name:Mark E. Hoffman
Title:Senior Vice President
[Signature Page to Credit Agreement]
THE BANK OF NOVA SCOTIA, as a Lender
By: /s/ Frans Braniotis
Name:Frans Braniotis
Title:Managing Director
[Signature Page to Credit Agreement]